As filed with the Securities and Exchange Commission on November 9, 2021

Registration No. 333-255629

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CIPHERLOC CORPORATION

(Exact name of registrant as specified in its charter)

Texas	7374	86-0837077
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6836 Bee Cave Road, Bldg. 1, S#279

Austin, TX 78746

(512) 337-3728

(Address, including zip code, and telephone number;

including area code, of registrant’s principal offices)

David Chasteen

Chief Executive Officer

Cipherloc Corporation

6836 Bee Cave Road, Bldg. 1, S#279

Austin, TX 78746

(512) 337-3728

(Name, address, including zip code, and telephone number;

including area code, of agent for service of process)

Copies To:

John Hempill, Esq.

Jeffrey Fessler, Esq.

Sheppard Mullin Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112

Telephone: (212) 653-8700

Facsimile: (212) 653-8701

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act and registration number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated file [ ]
Non-accelerated filed [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Cipherloc Corporation (the “Company” or the “Registrant”), a Delaware corporation, files this Post-Effective Amendment to the Registration Statement on Form S-3 (this “Amendment”) as the successor registrant to Cipherloc Corporation (“Predecessor Registrant”), a corporation organized under the laws of Texas, in accordance with Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”). The Predecessor Registrant, and its wholly owned subsidiary, the Company, entered into an Agreement and Plan of Merger, dated as of September 13, 2021 (the “Reincorporation Merger Agreement”), with the Company continuing as the surviving corporation (the “Reincorporation Merger”). Pursuant to the Reincorporation Merger Agreement, at the Effective Time (as hereinafter defined) the Company succeeded to the assets, continued the business and assumed the rights and obligations of the Registrant existing immediately prior to the Effective Time. The Reincorporation Merger became effective on September 30, 2021 (the “Effective Time”).

At the Effective Time, pursuant to the Reincorporation Merger Agreement, each outstanding share of common stock of the Predecessor Registrant (“Predecessor Common Stock”), automatically converted into one share of common stock of the Company (“Company Common Stock”).

Pursuant to the Reincorporation Merger Agreement, at the Effective Time, the directors and officers of the Predecessor Registrant immediately prior to the Reincorporation Merger become the directors and officers of the Company and continue their respective directorship or services with the Company on the same terms as their respective directorship or service with the Predecessor Registrant immediately prior to the Effective Time. In addition, the standing committees of the board of directors of the Predecessor Registrant (the Compensation Committee, Audit Committee, Nominating Committee and Strategic Planning Committee) and the members thereof remain unchanged following the Effective Time.

As a result of the Reincorporation Merger, the internal affairs of the Company ceased to be subject to the Texas Business Organizations Code (“TBOC”) or governed by the Predecessor Registrant’s Amended and Restated Articles of Incorporation (the “Texas Certificate”) and its bylaws (the “Texas Bylaws”). As of the Effective Time, the Company is subject to the Delaware General Corporation Law (“DGCL”) and is governed by the Company’s Certificate of Incorporation (the “Delaware Certificate”) and Bylaws (the “Delaware Bylaws”).

While the Company sought to maintain the material rights of stockholders by adopting the Delaware Certificate and the Delaware Bylaws with provisions similar to the provisions of the Texas Certificate and Texas Bylaws, there are also key differences that may impact the rights of stockholders. A description of these differences, as well as certain differences between the TBOC and the DGCL, are included in the definitive proxy statement filed by the Predecessor Registrant with the Securities and Exchange Commission on July 15, 2021 (as supplemented, from time to time, the “2021 Proxy”), under “Proposal 4”, which is incorporated herein by reference.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2021

CIPHERLOC CORPORATION

119,431,669 Shares of Common Stock

This prospectus relates to the resale by the selling shareholders named herein of up to 119,431,669 shares of common stock, par value $0.01 per share, which we refer to as common stock, of Cipherloc Corporation, which we refer to as us, we, the Company, the Registrant or Cipherloc, representing (a) 55,549,615 outstanding shares of common stock, held by certain of the selling shareholders named herein (the “Offering Shares”); (b) up to 55,549,615 shares of common stock issuable upon exercise of Common Stock Purchase Warrants to purchase 55,549,615 shares of common stock (the “Offering Warrants”), with an exercise price of $0.36 per share, which are held by certain selling shareholders named herein (the “Offering Warrant Shares”); and (c) up to 8,332,439 shares of common stock that are issuable upon exercise of Purchase Warrants, with an exercise price of $0.18 per share (the “Placement Warrants” and together with the Offering Warrants, the “Warrants”), granted to Paulson Investment Company, LLC (the “Placement Agent”) and its assigns, and held by certain of the selling shareholders named herein (the “Placement Warrant Shares” and together with the Offering Warrant Shares, the “Warrant Shares”). The selling shareholders are described in greater detail, below, under “Selling Shareholders”.

The shares of common stock being offered by the selling shareholders (which term includes their respective donees, pledgees, transferees, or other successors-in-interest) have been issued pursuant to a private offering transaction which had multiple closings occurring on March 31, 2021, April 7, 2021, April 9, 2021 and April 16, 2021 (the “Private Offering”), which are described in greater detail under the heading “Private Placement Offering”, beginning on page 36. The selling shareholders are described in greater detail under the heading “Selling Shareholders”, beginning on page 45.

The shares of common stock described in this prospectus may be offered for sale from time to time by the selling shareholders named herein. The selling shareholders may offer and sell the shares in a variety of transactions as described under the heading “Plan of Distribution” beginning on page 38, including transactions on any stock exchange, market or facility on which our common stock may be traded, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. We have no basis for estimating either the number of shares of our common stock that will ultimately be sold by the selling shareholders or the prices at which such shares will be sold.

We are not selling any securities covered by this prospectus and will not receive any of the proceeds from the sale of such shares by the selling shareholders. However, to the extent that the Warrants are exercised for cash, we will receive the payment of the exercise price in connection with such exercise (see also “Use of Proceeds” on page 38 below). We are bearing all of the expenses in connection with the registration of the shares of common stock, but all selling and other expenses incurred by the selling shareholders, including commissions and discounts, if any, attributable to the sale or disposition of the shares will be borne by them.

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The selling shareholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

A current prospectus must be in effect at the time of the sale of the shares of common stock discussed above and each selling shareholder or dealer selling the common stock is required to deliver a current prospectus upon the sale.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Our common stock is considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Exchange Act of 1934, as amended. “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

Our common stock is quoted on the OTCQB Market under the symbol “CLOK”. The closing price for our common stock on the OTCQB Market on November 4, 2021, was $0.12 per share.

Investing in our securities involves risks. You should carefully consider the “risk factors” beginning on page 8 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 5, 2021.

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About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). This prospectus relates to the resale by the selling shareholders listed in this prospectus of up to 119,431,669 shares of our common stock. We will not receive any proceeds from the resale of any of the shares by the selling shareholders. However, to the extent that the Warrants are exercised for cash, we will receive the payment of the exercise price in connection with such exercise (see also “Use of Proceeds” on page 38 below). We have agreed to pay for the expenses related to the registration of the shares being offered by the selling shareholders.

You should read this prospectus, together with additional information described under “Where You Can Find More Information”, beginning on page 40, before making an investment decision.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information”, beginning on page 40.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, or a prospectus supplement. We do not imply or represent by delivering this prospectus that the Company, or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus is correct at any time after such date, provided that we will amend or supplement this prospectus to disclose any material events which occur after the date of such prospectus to the extent required by applicable law.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Our logo and some of our trademarks and tradenames are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” beginning on page 8 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to the Company, is also based on our good faith estimates.

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Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” the “Registrant”, the “Company,” and “Cipherloc”, refer to Cipherloc Corporation. In addition, unless the context otherwise requires:

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“FYE” refers to fiscal year end;

●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

●	“Securities Act” refers to the Securities Act of 1933, as amended. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.

You should read the entire prospectus before making an investment decision to purchase our securities.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Prospectus Summary” and “Risk Factors,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained hereinafter we distribute this prospectus, whether as a result of any new information, future events or otherwise.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus.

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Prospectus Summary

The following summary highlights material information found in more detail elsewhere in the prospectus. It does not contain all of the information you should consider in making your investment decision. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire prospectus, especially the risks of investing in our common stock as discussed under “Risk Factors.”

Our Business

We are developing products and services around our patented polymorphic encryption technology designed to enable a more efficient and stronger layer of protection to be added to existing solutions. Through a licensing program, we anticipate offering the first secure commercially viable advanced “Polymorphic Encryption Core” (“PEC”) Data-in-motion product to be used in any commercial data security industry and/or in sensitive applications. PEC Data-in-motion allows our customers to securely send data with little setup time.

As described above, our products are designed to encrypt and decrypt information. Encryption means encoding information which is readable into another form which is not readable and which is therefore unable to be intercepted, read or used, by someone other than the original person who encrypted the information—unless such encryption can be broken.

Products and Services

During 2018 and 2019, we attempted to market several products, services and solutions. The initial solution suite was marketed under several product names. CipherLoc EDGE, a solution to be installed on mobile/handset devices, was designed to enable data to be securely sent between any two mobile devices. CipherLoc ENTERPRISE, a solution to be installed on desktops, laptops and tablet computers, was designed to enable data to be securely sent between any two platforms. CipherLoc GATEWAY, a solution to be installed on servers, was designed to enable end-to-end data protection to and from servers, computers, tablets, and/or mobile devices via the GATEWAY-protected servers. CipherLoc SHIELD was designed as a solution to be used as a data storage platform.

During 2018 and 2019, there were forward-looking public announcements by the Company’s then-management of product names or segments that were not delivered to the market and are not presently available to customers. Our current management restructured the Company to invest material resources into only products and services that are deliverable, have viable economic potential, and may be publicly disclosed without adversely affecting our competitive position. The core of our product and service offerings will continue to be built around our patents and our polymorphic encryption technology, which is a highly secure, quantum-ready data protection technology carrying FIPS 140-2 (Federal Information Processing Standard 140-2)(an information technology security accreditation program for validating that the cryptographic modules produced by private sector companies meet well-defined security standards) validation certificate #3381, for the “CipherLoc Polymorphic Encryption EngineCore ” solution by the National Institute of Standards and Technology (NIST).

Since 2020, we have focused our development efforts to develop commercial application of our technology by advancing a Software Development Kit (“SDK”) for the Polymorphic Encryption Core. By doing so, we have allowed potential customers to integrate and configure the PEC using the SDK. Cipherloc’s technology has advanced from theory to commercial application in the form of these products:

●	Data-in-Motion: Data-in-Motion products utilize the Polymorphic Encryption Core (PEC) to encrypt and transmit data between two separate locations. We currently have developed products called Sentinel, Armor, and Shield which employ this technique.

	○	Sentinel – The software package that would allow a customer to build a post-quantum encryption solution into their product environment. This product is a software solution.

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	○	Armor – Employs the sentinel solution in a hardware appliance that can be deployed in front of any IT system and encrypts the traffic between paired Armor devices with little setup.

●	Data-at-rest

	○	Shield – Securely encrypts data, using the PEC, that is placed on a hard drive or in a database for long term storage.

Our products help to solve two challenges which cybersecurity professionals have:

(1)	Securing old and non-traditional network hardware.

(2)	Preparing all networks for the introduction of new ciphers including the next NIST standard which should be released by the end of 2024.

The core technology in these products is protected by six patents that expire between 2034 and 2037. The existing tech can be used today to solve current customer problems and can be used in the future to provide agile adoption of quantum ready encryption.

Market

According to an August 2019 research report by BCC Research, the global quantum cryptography market is projected to reach $1.3 billion by 2024, from $0.3 billion in 2019, with a compound annual growth rate (CAGR) of 30.7% during that period.

The public key encryption algorithms used to secure the most critical aspects of the internet: banking, health care, critical infrastructure, and communications, are vulnerable to trivial defeat with the application of practical quantum computers (i.e., computers which use quantum computations to solve computational problems substantially faster than classical computers) and quantum supremacy. We estimate that this event will occur in the next decade, though the accelerating rate of research suggests that this may happen earlier rather than later. Thankfully, research has already begun on replacement algorithms that are expected to be resistant to quantum computers. NIST will select the official post-quantum encryption in 2024, but businesses that transmit information that must remain secret past the 2020s are encouraged to begin migration immediately.

We believe that we are the only company offering an FIPS (Federal Information Processing Standards) -certified, commercially viable quantum-resistant software suite as of the date of this prospectus. FIPS are standards and guidelines for federal computer systems that are developed by NIST in accordance with the Federal Information Security Management Act (FISMA) and approved by the Secretary of Commerce.

According to a March 2021 report by Fortune Business Insights, the global cyber security market size was $153 billion in 2020, and is expected to grow to $336 billion in 2028. We believe we will benefit from the growth of both cybersecurity and quantum cryptography trends because our products meet existing needs to improve the security of currently deployed data management assets, while simultaneously providing customers with an agile approach for implementing new quantum ready ciphers.

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Novel Coronavirus (COVID-19)

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The COVID-19 pandemic is affecting the United States and global economies and may affect our operations and those of third parties on which we rely. While the potential economic impact brought by, and the duration of the COVID-19 pandemic is difficult to assess or predict, the impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, financing or the global economy as a whole. However, these effects could have a material impact on our liquidity, capital resources, operations and business and those of the third parties on which we rely.

During 2020 and into 2021, the COVID-19 pandemic has interrupted our sales and marketing activities and restricted face-to-face interaction between our team members and our partners. This slowed the pace of our development and the expansion of our deal pipeline. Government action for the current pandemic or the emergence of a new viral outbreak may negatively impact the adjustments we, our customers (if any), the customers of our licensees, and our partners have made to resume business under new protocols.

Office and Website

Our principal executive offices are located at 6836 Bee Cave Road, Bldg. 1, S#279, Austin, TX 78746. Our telephone number is (512) 337-3728. Our website is www.cipherloc.net. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those in the section entitled “Risk Factors” and elsewhere in this prospectus. These risks include, but are not limited to, the following:

●	Statutory preemptive rights which our shareholders are provided under Texas law, our failure to comply with such rights in the past, dilution caused by the exercise of such rights, and potential penalties or liability in connection therewith, as well as our plans to terminate such rights in the future;

●	Penalties and other amounts which may be payable for our failure to comply with the covenants in, and time periods set forth in, the March/April 2021 Private Offering documents, including our failure to timely obtain effectiveness of the registration statement of which this prospectus forms a part, our ability to maintain the effectiveness of such registration statement, and our ability to timely terminate the statutory preemptive rights which currently apply under Texas law;

●	That we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise;

●	That COVID-19 has materially adversely affected our operations and may continue to have a material adverse impact on our operating results in the future;

●	Our dependence on current management and our ability to attract and retain qualified employees;

●	Competition for our products;

●	Our ability to develop new products, improve current products and innovate;

●	Unpredictability in our operating results;

●	Our ability to retain existing licensees and add new licensees;

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●	Risks associated with data breaches, security flaws, unauthorized access to our and our customers’ (if any) and the customers of our licensees’ systems and products, hacking risks, risks of intentional disruption of our products or services, product failures and the effect of such failures and other events on our brand and operating results;

●	Outages in third party infrastructure on which we rely;

●	Customer defaults and delays in payment;

●	Delays in product development, our failure to predict changes in technology, and actual or perceived defects or vulnerabilities in our products;

●	Our ability to manage our growth;

●	Our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others;

●	Risks related to the volatile and sporadic trading of our common stock, dilution caused by future offerings, anti-dilutive rights which exist relating to our securities, over-hang, the effect of substantial sales of our common stock, the anti-dilutive rights of the Warrants and set forth in the Purchase Agreement, additional restrictions put on the sale of our common stock as a result of it being a ‘penny stock’;

●	Our compliance with various rules and regulations, penalties we may face for non-compliance, and the risk of new, more costly or more restrictive rules and regulations;

●	Our ability to maintain effective controls and procedures;

●	Restrictions on our ability to issue new securities and amounts required to be paid to our CEO upon certain sales of the Company;

●	The Board of Directors’ ability to designate blank check preferred stock without further shareholder approval;

●	Risks associated with future acquisitions and/or with our failure to grow by acquisition; and

●	Risks associated with pending and/or future litigation, lawsuits, and/or regulatory claims.

Penny Stock Rules

Our common stock is considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Exchange Act. “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

Additional Information

Additional information about us can be obtained from the documents described under “Where You Can Find More Information.”

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This Offering

The selling shareholders named in this prospectus may offer and sell up to 199,431,669 shares of our common stock, par value $0.01 per share. Our common stock is currently quoted on the OTC Markets Group Inc.’s OTCQB Market (the “OTCQB”) under the trading symbol, “CLOK.”

Shares of Common Stock Offered by the Selling Shareholders:	119,431,669 shares of common stock, representing (a) 55,549,615 outstanding shares of common stock, held by certain of the selling shareholders named herein; (b) up to 55,549,615 shares of common stock issuable upon exercise of the Offering Warrants, with an exercise price of $0.36 per share, which are held by certain selling shareholders named herein; and (c) up to 8,332,439 shares of common stock that are issuable upon exercise of the Placement Warrants, with an exercise price of $0.18 per share, which Warrants are described in greater detail under “Private Placement Offering”, beginning on page 36.

Shares of Common Stock Offered by the Selling Shareholders:	82,927,311 shares of common stock.

Shares of Common Stock Outstanding Prior to this Offering:	146,809,365 shares of common stock.

Use of Proceeds:	We will not receive any of the proceeds from the sale or other disposition by the selling shareholders or their transferees of the shares of common stock covered hereby. However, to the extent that the Warrants are exercised for cash, we will receive the payment of the exercise price in connection with such exercise (see also “Use of Proceeds” on page 38 below).

Risk Factors:	The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently only a limited market exists for our common stock. Please refer to the section entitled “Risk Factors” before making an investment in our common stock.

Trading symbol:	Our common stock is quoted on the OTCQB under the trading symbol “CLOK”.

In this prospectus, unless otherwise indicated, the number of shares of our common stock and other capital stock, and the other information based thereon, is as of April 26, 2021 and excludes:

●	shares issuable upon the exercise of the Warrants; and

●	shares issuable upon the exercise of outstanding warrants to purchase 23,746,866 shares of common stock of the Company with a weighted average exercise price of $1.12 per share, separate from the Warrants.

Additionally, unless otherwise stated, all information in this prospectus:

●	reflects all currency in United States dollars.

1 Assumes the exercise of all Warrants for cash.

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Risk Factors

You should be aware that there are substantial risks for an investment in our common stock. You should carefully consider these risk factors, along with the other information included in this prospectus, before you decide to invest in our common stock.

If any of the following risks were to occur, such as our business, financial condition, results of operations or other prospects, any of these could materially affect our likelihood of success. If that happens, the market price of our common stock and warrants, if any, could decline, and prospective investors would lose all or part of their investment in our common stock.

Risks Related to Preemptive Rights

Our shareholders have statutory preemptive rights and our failure to provide shareholders notice of their right to exercise such rights or the exercise by such shareholders of such rights, could create dilution to existing shareholders, uncertainty regarding our capitalization structure, and result in the value of our common stock declining in value or being less than similarly situated companies whose governing documents do not provide for preemptive rights.

Pursuant to Section 21.208 of the Texas Business Organizations Code (TBOC), shareholders of Texas corporations formed prior to September 1, 2003, like the Company, have a preemptive right to acquire unissued or treasury shares, to the extent a Texas corporation’s Articles of Incorporation do not limit or deny such right. The Company’s Articles of Incorporation do not limit or deny the statutory right of preemption and as such our shareholders have preemptive rights. Specifically, the shareholders of the Company have a preemptive right to acquire proportional amounts of the Company’s unissued or treasury shares on the decision of the Company’s Board of Directors to issue the shares, provided that no preemptive right exists with respect to: (1) shares issued or granted as compensation to a director, officer, agent, or employee of the Company or a subsidiary or affiliate of the Company; (2) shares issued or granted to satisfy conversion or option rights created to provide compensation to a director, officer, agent, or employee of the corporation or a subsidiary or affiliate of the Company; or (3) shares sold, issued, or granted by the Company for consideration other than money. As the sale of the Offering Shares and Offering Warrants in the offering did not meet one of the exceptions above, such securities are subject to statutory preemptive rights. An action brought against the Company, the Board of Directors or an officer, shareholder, or agent of the Company, or an owner of a beneficial interest in shares of the Company, for the violation of a preemptive right of a shareholder under the TBOC must be brought not later than the earlier of: (1) the first anniversary of the date written notice is given to each shareholder whose preemptive right was violated; or (2) the fourth anniversary of the latest of: (A) the date the Company issued the shares, securities, or rights; (B) the date the Company sold the shares, securities, or rights; or (C) the date the Company otherwise distributed the shares, securities, or rights. The exercise of shareholders preemptive rights could cause dilution to existing shareholders. Actions brought by shareholders to enforce their preemptive rights may be costly or time consuming, and may take management’s focus away from the Company’s operations. The Company has to date, not provided any shareholders any notice of any preemptive rights and as such, any and all issuances of the Company’s securities (other than those exempt from the preemptive rights described above) during the past four years are subject to preemptive rights of shareholders, in the event any shareholders bring an action against the Company to enforce such rights. Shareholders may therefore be subject to dilution in the event any shareholders file an action to enforce their preemptive rights in connection with prior issuances, are successful in such action, and acquire additional securities of the Company. Finally, the Company, its officers and directors, and in some cases its shareholders, may face liability, penalties and costs in connection with the continued failure of the Company to provide notice of shareholders’ rights to preemptive rights.

The Company is required, pursuant to the terms of the Securities Purchase Agreement (“Purchase Agreement”) entered into with the Purchasers, to take prompt action to seek shareholder approval to amend its Articles of Incorporation to terminate shareholders preemptive rights and investors in the offering waived their statutory preemptive rights, in consideration for anti-dilutive rights which require the Company to issue them additional shares of common stock to maintain their percentage ownership in the Company prior to any preemptive right issuance, for no consideration, if any statutory preemptive rights are exercised by any shareholder of the Company, which will expire at such time, if ever, as the Company has adopted an amendment to its Articles of Incorporation to terminate such statutory preemptive rights. As such, shareholders should not assume that such preemptive rights will continue to exist in the future, or that such shareholders will be able to acquire any securities in the future, pursuant to such preemptive rights which are currently provided for under the TBOC.

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In addition to the Private Offering, the Company completed the sale of 18.9 million common shares during its fiscal year ended September 30, 2018 at $1.00 per unit. To date, no preemptive rights claims have been made by shareholders as a result of these sales. Prior to that sale, the Company had 7.2 million common shares outstanding and eligible for preemptive rights per the criteria outlined above.

In addition to possible dilution caused by shareholders of the Company taking action to enforce their preemptive rights or anti-dilution rights of the investors in the Private Offering (the “Purchasers”) in connection with the exercise of preemptive rights by any other shareholder, such rights could create uncertainty regarding our capitalization structure, and result in the value of our common stock declining in value or being less than similarly situated companies whose governing documents do not provide for preemptive rights.

The exercise of statutory preemptive rights by shareholders may require us to sell shares or other securities below the then current trading price of our common stock, or for nominal consideration, and may cause significant dilution to current and future shareholders.

Risks Related to Our Financial Position and Need for Capital

We have incurred net losses since our inception and may never be profitable.

Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with development of a business enterprise in the technology sector. Our net losses for the year ended September 30, 2020 and for the period from September 30, 2017 through September 30, 2020 were $6,970,072 and $22,642,039, respectively, and our aggregate accumulated deficit as of September 30, 2020 and 2019 was $68,426,608 and $61,456,536, respectively. For the quarters ending December 31, 2020 and September 30, 2020, our net losses were $799,735 and $635,993, respectively.

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There can be no assurance that any products under development by us will be successfully commercialized, and the extent of our future losses and the timing of our profitability, if ever achieved, are highly uncertain. If we are unable to achieve profitability, we may be unable to continue our operations.

There is substantial doubt about our ability to continue as a going concern.

The financial statements for the year ended September 30, 2020, included herein, are presented under the assumption that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. We are not generating sufficient operating cash flows to support continuing operations and expect to incur further losses in the development of our business.

In our financial statements for the year ended September 30, 2020, included herein, our auditor indicated that certain factors raised substantial doubt about our ability to continue as a going concern. These factors included our accumulated deficit, as well as the fact that we were not generating sufficient cash flows to meet our regular working capital requirements. Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Management’s plan to address our ability to continue as a going concern includes: (1) obtaining debt or equity funding from private placement or institutional sources (similar to the Private Offering, provided that we currently believe that funds from the Private Offering will allow us to support our operations until approximately June 2023); and (2) generating cash flow from operations. Although management believes that it will be able to obtain the necessary funding to allow us to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our ability to continue as a going concern depends upon our ability to raise additional capital and such capital may not be available on acceptable terms, or at all.

We may need to raise additional funds in order to support expansion, develop new or enhanced services and products, hire employees, respond to competitive pressures, acquire technologies or respond to unanticipated requirements, provided that we currently believe that funds from the Private Offering will allow us to support our operations until approximately June 2023. Management’s plans include attempting to improve our profitability and our ability to generate sufficient cash flow from operations to meet our operating needs on a timely basis, obtaining additional working capital funds through equity and debt financing arrangements, and restructuring on-going operations to eliminate inefficiencies to increase our cash balances. However, there can be no assurance that these plans and arrangements will be sufficient to fund our ongoing capital expenditures, working capital, and other requirements. Management intends to make every effort to identify and develop sources of funds. The outcome of these matters cannot be predicted at this time. There can be no assurance that any additional financings will be available to the Company on satisfactory terms and conditions, if at all. If adequate funds are not available on acceptable terms, we may be unable to develop or enhance our services and products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, which could have a material adverse effect on our business, financial condition and operating results. Further, we may seek to raise additional funds through the issuance of equity securities, in which case, the percentage ownership of our shareholders will be reduced and holders may experience additional dilution in net book value per share.

The amount of capital we may need depends on many factors, including the progress, timing and scope of our product development programs; the time and cost necessary to obtain any necessary regulatory approvals; our ability to enter into and maintain collaborative, licensing and other commercial relationships; and our partners’ commitment of time and resources to the development and commercialization of our products.

The capital markets have been unpredictable in the recent past for unprofitable companies such as ours. The amount of capital that a company such as ours is able to raise often depends on variables that are beyond our control. As a result, we may not be able to secure financing on terms attractive to us, or at all. If we are able to consummate a financing arrangement, the amount raised may not be sufficient to meet our future needs. If adequate funds are not available on acceptable terms, or at all, our business, including our results of operations, financial condition and our continued viability will be materially adversely affected.

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Even if we can raise additional funding, we may be required to do so on terms that are dilutive to you.

Issuing new equity may dilute the ownership percentage of existing shareholders. The extent of the dilution will depend on the number of shares issued. The shares issued will be equal to the total dollars contributed to the Company as common stock investment divided by the offering price. Neither the amount of funds that will be received in this equity issuance nor the price of each common stock share are known at this time.

We may need to raise additional funds in order to support expansion, develop new or enhanced services and products, hire employees, respond to competitive pressures, acquire technologies or respond to unanticipated requirements. If the need arises and issuing new equity is the vehicle used to secure additional funds, then these issuances may further dilute the ownership percentages of existing shareholders.

Risks Related to Our Business and Results of Operations

A pandemic, epidemic or outbreak of an infectious disease, such as COVID-19, has materially affected, and may in the future materially and adversely affect, our business and operations.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The COVID-19 pandemic is affecting the United States and global economies and may affect our operations and those of third parties on which we rely. While the potential economic impact brought by, and the duration of the COVID-19 pandemic is difficult to assess or predict, the impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, financing or the global economy as a whole. However, these effects could have a material impact on our liquidity, capital resources, operations and business and those of the third parties on which we rely.

During 2020 and into 2021, the COVID-19 pandemic has interrupted our sales and marketing activities and restricted face-to-face interaction between our team members and our partners. This slowed the pace of our development and the expansion of our deal pipeline. Government action for the current pandemic or the emergence of a new viral outbreak may negatively impact the adjustments we, our customers (if any), and the customers of our licensees, and our partners have made to resume business under new protocols.

We depend significantly upon the continued involvement of our present management and on our ability to attract and retain talented employees.

The Company’s success depends significantly upon the involvement of our present management, who are in charge of our strategic planning and operations. We may need to attract and retain additional talented individuals in order to carry out our business objectives. The competition for individuals with expertise in this industry is intense and there are no assurances that these individuals will be available to us.

Our business is based on successfully attracting and retaining talented employees. The market for highly skilled workers and leaders in our industry is extremely competitive. If we are less successful in our recruiting efforts, or if we are unable to retain key employees, our ability to develop and deliver successful products and services may be adversely affected. Effective succession planning is also important to our long-term success. Failure to ensure effective transfer of knowledge and smooth transitions involving key employees could hinder our strategic planning and execution.

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Our products face significant competition in the markets for such products, and if they are unable to compete successfully, our business will suffer.

Our product candidates face, and will continue to face, intense competition from larger companies, as well as academic and research institutions. We compete in an industry that is characterized by: (i) rapid technological change, (ii) evolving industry standards, (iii) emerging competition and (iv) new product introductions. Our competitors have existing products and technologies that will compete with our products and technologies and may develop and commercialize additional products and technologies that will compete with our products and technologies. Because several competing companies and institutions have greater financial resources than us, they may be able to: (i) provide broader services and product lines, (ii) make greater investments in research and development and (iii) carry on larger research and development initiatives. Our competitors also generally have greater development capabilities than we do and substantially greater experience in undertaking testing of products, obtaining regulatory approvals, and manufacturing and marketing their products. They also have greater name recognition and better access to customers/licensees than us. Our chief competitors include companies such as HashiCorp, Inc. (“HashiCorp”), Palo Alto Networks, Inc., Barracuda Networks, Inc., Cisco Systems, Inc., and Cloudhesive LLC.

If we are unable to develop new and enhanced products, or if we are unable to continually improve the performance, features, and reliability of our existing products, our competitive position may weaken, and our business and operating results could be adversely affected.

Our future success depends on our ability to effectively respond to evolving threats to consumers, as well as competitive technological developments and industry changes, by developing or introducing new and enhanced products on a timely basis. We have in the past incurred significant research and development expenses, and will continue to incur, research and development expenses, but at a lower rate, as we strive to remain competitive, and as we focus on organic growth through internal innovation. If we are unable to anticipate or react to competitive challenges or if existing or new competitors gain market share in any of our markets, our competitive position could weaken, and we could experience a decline in our revenues, if any, that could adversely affect our business and operating results. If we do not achieve the benefits anticipated from these investments, or if the achievement of these benefits is delayed, our operating results may be adversely affected. Additionally, we must continually address the challenges of dynamic and accelerating market trends and competitive developments. Customers may require features and capabilities that our current products do not have. Our failure to develop new products and improve our existing products to satisfy customer preferences and effectively compete with other market offerings in a timely and cost-effective manner may harm our ability to retain our customers (if any), and ability of our licensees to retain their customers, and to create or increase demand for our products, which may adversely impact our operating results. The development and introduction of new products involve a significant commitment of time and resources and are subject to a number of risks and challenges including but not limited to:

● Lengthy development cycles;

● Evolving industry and regulatory standards and technological developments by our competitors and customers (if any), and the customers of our licensees;

● Rapidly changing customer preferences;

● Evolving platforms, operating systems, and hardware products, such as mobile devices, and related product and service interoperability challenges;

● Entering into new or unproven markets; and

● Executing new product and service strategies.

If we are not successful in managing these risks and challenges, or if our new or improved products are not technologically competitive or do not achieve market acceptance, our business and operating results could be adversely affected.

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Our operating results may vary significantly from period to period and can be unpredictable, which could cause the market price of our common stock to decline.

Our operating results, in particular, our revenues, gross margins, operating margins, and operating expenses, have historically varied from period to period, and we expect variation to continue as a result of a number of factors, many of which are outside of our control and may be difficult to predict, including:

● our ability to attract and retain customers (if any), and/or the ability of our licensees to retain customers or sell products;

● the budgeting cycles, seasonal buying patterns, and purchasing practices of customers;

● price competition;

● the timing and success of new product and service introductions by us or our competitors or any other change in the competitive landscape of our industry, including consolidation among our competitors, licensees or customers and strategic partnerships entered into by and between our competitors;

● changes in the mix of our products and support;

● changes in the growth rate of the encryption technology market;

● the timing and costs related to the development or acquisition of technologies or businesses or strategic partnerships;

● lack of synergy or the inability to realize expected synergies, resulting from acquisitions or strategic partnerships;

● our inability to execute, complete or integrate efficiently any acquisitions that we may undertake;

● increased expenses, unforeseen liabilities, or write-downs and any impact on our operating results from any acquisitions we may consummate;

● our ability to create a sizeable and productive distribution channel;

● decisions by potential customers (if any), or the customers of our licensees, to purchase encryption solutions from larger, more established security vendors or from their primary network vendors;

● timing of any revenue recognition and any revenue deferrals;

● insolvency or credit difficulties confronting customers (if any), our licensees, or the customers of our licensees, which could adversely affect their ability to purchase or pay for our products and offerings;

● the cost and potential outcomes of litigation, which could have a material adverse effect on our business;

● seasonality or cyclical fluctuations in our markets;

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● future accounting pronouncements or changes in our accounting policies, including the potential impact of the adoption and implementation of the Financial Accounting Standards Board’s new standard regarding revenue recognition; and

● general macroeconomic conditions, in some or all regions where we operate.

Any one of the factors above, or the cumulative effect of some of the factors referred to above, may result in significant fluctuations in our financial and other operating results. This variability and unpredictability could result in our failure to meet our revenue, margin, or other operating result expectations or those of securities analysts or investors for a particular period. If we fail to meet or exceed such expectations for these or any other reasons, the market price of our common stock could fall substantially, and we could face costly lawsuits, including securities class action suits.

We face intense competition in our market, especially from larger, well-established companies, and we may lack sufficient financial or other resources to maintain or improve our competitive position.

The market for encryption technologies is intensely competitive, and we expect competition to increase in the future from established competitors and new market entrants. Our main competitors fall into three categories:

● large companies that incorporate security or encryption features in their products, such as Google’s Cloud Platform, Amazon’s AWS services, and Microsoft’s Azure, or those that have acquired, or may acquire, encryption products or technologies and have the technical and financial resources to bring competitive solutions to the market;

● independent security vendors, such as Hashi Corp, that offer encryption products; and

● small and large companies that offer encryption technologies that compete with some of the features proposed for our product

Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as:

● greater name recognition and longer operating histories;

● larger sales and marketing budgets and resources;

● broader distribution and established relationships with distribution partners and customers (if any), or the customers of our licensees;

● greater customer support resources;

● greater resources to make strategic acquisitions or enter into strategic partnerships;

● substantially greater financial, technical, and other resources.

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In addition, some of our larger competitors have substantially broader and more diverse product and services offerings, which may make them less susceptible to downturns in a particular market and allow them to leverage their relationships based on other products or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products and subscriptions, including through selling at zero or negative margins, offering concessions, product bundling, or closed technology platforms. Many of our smaller competitors that specialize in providing protection from a single type of security threat are often able to deliver these specialized encryption or security products to the market more quickly than we can.

Organizations that use legacy products and services may believe that these products and services are sufficient to meet their security needs or that our platform only serves the needs of a portion of the encryption technology market. Accordingly, many organizations have invested substantial personnel and financial resources to design and operate their networks and have established deep relationships with other providers of encryption products. As a result, these organizations may prefer to purchase from their existing suppliers rather than add or switch to a new supplier such as us regardless of product performance, features, or greater services offerings or may be more willing to incrementally add solutions to their encryption infrastructure from existing suppliers than to replace it wholesale with our solutions.

Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering or acquisitions by our competitors, or continuing market consolidation. New start-up companies that innovate and large competitors that are making significant investments in research and development may invent similar or superior products and technologies that compete with our products. Some of our competitors have made or could make acquisitions of businesses that may allow them to offer more directly competitive and comprehensive solutions than they had previously offered and adapt more quickly to new technologies and changing needs. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources. These competitive pressures in our market or our failure to compete effectively may result in price reductions, fewer orders, reduced revenue and gross margins, and loss of market share. Any failure to meet and address these factors could seriously harm our business and operating results.

We currently have only two licensees and have no customers and will need to obtain additional licensees and/or customers in the future to generate revenues.

As of the filing of this prospectus, we don’t have any significant revenue generating licensees or customers. In order to generate funds to support our operations we will need to obtain additional licensees and/or customers for our products in the future. If we are unable to obtain such licensees and/or customers, we will not be able to generate revenues and the value of our securities may decline in value or become worthless.

Our future revenue and operating results will depend significantly on our ability to retain licensees and the ability of those licensees to retain customers, and add new customers, and any decline in our retention rates or failure to add new customers will harm our future revenue and operating results.

We anticipate that our future revenue and operating results will depend significantly on our ability to retain licensees and the ability of those licensees to retain customers and add new customers. In addition, we may not be able to predict or anticipate accurately future trends in customer/licensee retention or effectively respond to such trends. Our retention rates may decline or fluctuate due to a variety of factors, including the following:

● our licensees or their customers’ levels of satisfaction or dissatisfaction with our products;

● the quality, breadth, and prices of our products;

● our general reputation and events impacting that reputation;

● the services and related pricing offered by our competitors;

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● disruption by new services or changes in law are regulations that impact the need for efficacy of our products and services;

● our customer service and responsiveness to any customer complaints;

● customer dissatisfaction if they do not receive the full benefit of our services due to their failure to provide all relevant data;

● customer dissatisfaction with the methods or extent of our remediation services; and

● changes in target customers’ spending levels as a result of general economic conditions or other factors.

If we do not retain our existing licensees or they do not retain their customers and add new customers, we may not generate revenue and/or our revenue may grow more slowly than expected or decline, and our operating results and gross margins will be harmed. In addition, our business and operating results may be harmed if we are unable to increase our retention rates.

We also must continually add new licensees and/or customers both to replace licensees who cancel or elect not to renew their agreements with us and to grow our business beyond our current base. If we are unable to attract new licensees in numbers greater than the percentage who cancel or elect not to renew their agreements with us, our licensee base will decrease, and our business, operating results, and financial condition could be adversely affected.

A network or data security incident may allow unauthorized access to our or our end users’ network or data, harm our reputation, create additional liability and adversely impact our financial results.

Increasingly, companies are subject to a wide variety of attacks on their networks on an ongoing basis. In addition to traditional computer “hackers,” malicious code (such as viruses and worms), phishing attempts, employee theft or misuse, and denial of service attacks, sophisticated nation-state and nation-state supported actors engage in intrusions and attacks (including advanced persistent threat intrusions) and add to the risks to our internal networks, cloud deployed enterprise and customer-facing environments and the information they store and process. Despite significant efforts to create security barriers to such threats, it is virtually impossible for us to entirely mitigate these risks. We and our third-party service providers may face security threats and attacks from a variety of sources. Our data, corporate systems, third-party systems and security measures and/or those of our end users may be breached due to the actions of outside parties, employee error, malfeasance, a combination of these, or otherwise, and, as a result, an unauthorized party may obtain access to our data. Furthermore, as a provider of encryption technologies, we may be a more attractive target for such attacks. A breach in our data security or an attack against our service availability, or that of our third-party service providers, could impact our networks or networks secured by our products and subscriptions, creating system disruptions or slowdowns and exploiting security vulnerabilities of our products, and the information stored on our networks or those of our third-party service providers could be accessed, publicly disclosed, altered, lost, or stolen, which could subject us to liability and cause us financial harm. Any actual or perceived breach of network security in our systems or networks, or any other actual or perceived data security incident we or our third-party service providers suffer, could result in damage to our reputation, negative publicity, loss of channel partners, licensees, customers and sales, loss of competitive advantages over our competitors, increased costs to remedy any problems and otherwise respond to any incident, regulatory investigations and enforcement actions, costly litigation, and other liability. In addition, we may incur significant costs and operational consequences of investigating, remediating, eliminating and putting in place additional tools and devices designed to prevent actual or perceived security incidents, as well as the costs to comply with any notification obligations resulting from any security incidents. Any of these negative outcomes could adversely impact the market perception of our products and customer and investor confidence in our company and, moreover, could seriously harm our business or operating results.

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It is essential to our business strategy that our technology and network infrastructure remain secure and are perceived by our potential licensees, their customers, any customers we have, and partners to be secure. Despite security measures, however, any network infrastructure may be vulnerable to cyber-attacks by hackers and other security threats. We may face cyber-attacks that attempt to penetrate our network security, sabotage or otherwise disable our research, products and services, misappropriate our or our licensees, or their or our customers’ and partners’, proprietary information, which may include personally identifiable information, or cause interruptions of our internal systems and services. Any cyber-attacks could negatively affect our reputation, damage our network infrastructure and our ability to deploy our products and services, harm our business relationships, and expose us to financial liability.

Our products, systems, and website and the data on these sources may be subject to intentional disruption that could materially harm our reputation and future sales.

Despite our precautions and significant ongoing investments to protect against security risks, data protection breaches, cyber-attacks, and other intentional disruptions of our products, we expect to be an ongoing target of attacks specifically designed to impede the performance and availability of our offerings and harm our reputation as a company. Similarly, experienced computer programmers or other sophisticated individuals or entities, including malicious hackers, state-sponsored organizations, and insider threats including actions by employees and third-party service providers, may attempt to penetrate our network security or the security of our systems and websites and misappropriate proprietary information or cause interruptions of our services, including the operation of the global civilian cyber intelligence threat network. This risk may be increased during the current COVID-19 pandemic as more individuals are working from home and utilize home networks for the transmission of sensitive information. Such attempts are increasing in number and in technical sophistication, and if successful could expose us and the affected parties, to risk of loss or misuse of proprietary or confidential information or disruptions of our business operations. While we engage in a number of measures aimed to protect against security breaches and to minimize problems if a data breach were to occur, our information technology systems and infrastructure may be vulnerable to damage, compromise, disruption, and shutdown due to attacks or breaches by hackers or due to other circumstances, such as error or malfeasance by employees or third-party service providers or technology malfunction. The occurrence of any of these events, as well as a failure to promptly remedy these events should they occur, could compromise our systems, and the information stored in our systems could be accessed, publicly disclosed, lost, stolen, or damaged. Any such circumstance could adversely affect our ability to attract and maintain licensees, and/or for us or our licensees to retain customers, as well as strategic partners, cause us to suffer negative publicity, and subject us to legal claims and liabilities or regulatory penalties. In addition, unauthorized parties might alter information in our databases, which would adversely affect both the reliability of that information and our ability to market and perform our services. Techniques used to obtain unauthorized access or to sabotage systems change frequently, are constantly evolving and generally are difficult to recognize and react to effectively. We may be unable to anticipate these techniques or to implement adequate preventive or reactive measures. Several recent, highly publicized data security breaches at other companies have heightened consumer awareness of this issue and may embolden individuals or groups to target our systems or those of our licensees or strategic partners, or our or their customers.

Our products are complex and operate in a wide variety of environments, systems and configurations, which could result in failures of our products to function as designed and negatively impact our brand recognition and reputation.

Because we offer very complex products, errors, defects, disruptions, or other performance problems with our products may and have occurred. For example, we may experience disruptions, outages, and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of users accessing our websites simultaneously, fraud, or security attacks. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. Interruptions in our products could impact our revenues or cause licensees/customers to cease doing business with us. Our operations are dependent upon our ability to protect our technology infrastructure against damage from business continuity events that could have a significant disruptive effect on our operations. We could potentially lose end user/customer data or experience material adverse interruptions to our operations or delivery of products to our clients in a disaster recovery scenario. Further, our business would be harmed if any of the events of this nature caused our licensees or customers, or our licensees’ customers, or potential customers to believe our products are unreliable. Our brand recognition and reputation are critical aspects of our business to retaining existing licensees, customers and attracting new licensees and customers. Furthermore, negative publicity, whether or not justified, relating to events or activities attributed to us, our employees, our strategic partners, our affiliates, or others associated with any of these parties, may tarnish our reputation and reduce the value of our brands. Damage to our reputation and loss of brand equity may reduce demand for our products and have an adverse effect on our business, operating results, and financial condition. Moreover, any attempts to rebuild our reputation and restore the value of our brands may be costly and time consuming, and such efforts may not ultimately be successful.

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If our products do not work properly, our business, financial condition and financial results could be negatively affected and we could experience negative publicity, declining sales and legal liability.

We produce complex products that incorporate leading-edge technology that must operate in a wide variety of technology environments. Software may contain defects or “bugs” that can interfere with expected operations. There can be no assurance that our testing programs will be adequate to detect all defects prior to the product being introduced, which might decrease customer satisfaction with our products and services. The product reengineering cost to remedy a product defect could be material to our operating results. Our inability to cure a product defect could result in the temporary or permanent withdrawal of a product or service, negative publicity, damage to our reputation, failure to achieve market acceptance, lost revenue and increased expense, any of which could have a material adverse effect on our business, financial condition and financial results.

Outages or problems with systems and infrastructure supplied by third parties could negatively affect our business, financial condition and financial results.

Our business relies on third-party suppliers of the telecommunications infrastructure. We and our licensees and their customers use various communications service suppliers and the global internet to provide network access between our data centers and end-users of our services. If those suppliers do not enable us to provide our licensees and their customers with reliable, real-time access to our systems (to the extent required), we may be unable to gain or retain licensees. These suppliers periodically experience outages or other operational problems as a result of internal system failures or external third-party actions. Supplier outages or other problems could materially adversely affect our business, financial condition and financial results.

Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

If we experience delays and/or defaults in payments, we could be unable to recover all expenditures.

Because of the nature of our contracts, at times we commit resources to projects prior to receiving payments from the counterparty in amounts sufficient to cover expenditures on projects as they are incurred. Delays in payments may require us to make a working capital investment. Defaults by any of our licensees or their customers could have a significant adverse effect on our revenues, profitability and cash flow. Our licensees or their customers may in the future default on their obligations to us or them, due to bankruptcy, lack of liquidity, operational failure or other reasons deriving from the current general economic environment. If a customer defaults on its obligations to us or our licensee, or a licensee defaults in its payments to us, it could have a material adverse effect on our business, financial condition, results of operations or cash flows.

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Risks Related to Our Industry

We face intense competition.

We expect to experience intense competition across all markets for our products and services, our competitors that are focused on narrower product lines may be more effective in devoting technical, marketing, and financial resources to compete with us. In addition, barriers to entry in our businesses generally are low, and products, once developed, can be distributed broadly and quickly at a relatively low cost. Open-source software vendors are devoting considerable efforts to developing software that mimics the features and functionality of our anticipated products. These competitive pressures may result in decreased sales volumes, price reductions, and/or increased operating costs, such as for marketing and sales incentives, resulting in lower revenue, gross margins, and operating income.

Delays in product development schedules may adversely affect our revenues.

The development of encryption products is a complex and time-consuming process. New products can require long development and testing periods. Future revenues may include the sale of new products not yet developed by the Company. Significant delays in product development including quality assurance testing or significant problems in creating new products could adversely affect our revenue recognition from new products. Revenue in a reporting periods could be lower than anticipated because product development problems could cause the loss of a competitive deal, a delay in invoicing a licensee/customer, or the renegotiation of terms to retain a deal.

If we do not accurately predict, prepare for, and respond promptly to rapidly evolving technological and market developments and successfully manage product introductions and transitions to meet changing needs in the encryption technology market, our competitive position and prospects will be harmed.

The encryption technologies market has grown quickly and is expected to continue to evolve rapidly. Moreover, many of our potential licensees and their customers operate in markets characterized by rapidly changing technologies and business plans, which require them to add numerous network access points and adapt increasingly complex enterprise networks, incorporating a variety of hardware, software applications, operating systems, and networking protocols. If we fail to accurately predict potential changing needs and emerging technological trends in the encryption technology industry, including in the areas of mobility, virtualization, and cloud computing our business could be harmed. The technology in our platform is especially complex because it needs to effectively identify and respond to new and increasingly sophisticated methods of attack, while minimizing the impact on network performance. If we experience unanticipated delays in the availability of new products, platform features, and subscriptions, and fail to meet expectations for such availability, our competitive position and business prospects will be harmed.

Additionally, we must commit significant resources to developing new platform features before knowing whether our investments will result in products, subscriptions, and platform features the market will accept. The success of new platform features depends on several factors, including appropriate new product definition, differentiation of new products, subscriptions, and platform features from those of our competitors, and market acceptance of these products, services and platform features. Moreover, successful new product introduction and transition depends on a number of factors including, our ability to manage the risks associated with new product production ramp-up issues, the availability of application software for new products, the effective management of purchase commitments and inventory, the availability of products in appropriate quantities and costs to meet anticipated demand, and the risk that new products may have quality or other defects or deficiencies, especially in the early stages of introduction. There can be no assurance that we will successfully identify opportunities for new products and subscriptions, develop and bring new products and subscriptions to market in a timely manner, or achieve market acceptance of our products and subscriptions, or that products, subscriptions, and technologies developed by others will not render our products, subscriptions, or technologies obsolete or noncompetitive.

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Actual, possible or perceived defects or vulnerabilities in our products or services, the failure of our products or services to detect or prevent a security breach or the misuse of our products could harm our reputation and divert resources.

Because our products and services are complex, they have contained and may contain defects or errors that are not detected until after their commercial release and deployment. Defects or vulnerabilities may impede or block network traffic, cause our products or services to be vulnerable to electronic break-ins or cause them to fail to help secure networks. We are also susceptible to errors, defects, vulnerabilities or attacks that may arise at, or be inserted into our products in, different stages in our supply chain, or manufacturing processes, and which are out of our control. Attacks may target specific unidentified or unresolved vulnerabilities that exist or arrive only in the supply chain, making these attacks virtually impossible to anticipate and difficult to defend against. Different users deploy and use encryption products in different ways, and certain deployments and usages may subject our products to adverse conditions that may negatively impact the effectiveness and useful lifetime of our products. Our networks and products, including any cloud-based technology we utilize, could be targeted by attacks specifically designed to disrupt our business and harm our reputation. Our products may not prevent all security threats. Because the techniques used by computer hackers to access or sabotage networks change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques. An actual, possible or perceived security breach or infection of the network of one of the users of our products, regardless of whether the breach is attributable to the failure of our products or services to prevent the security breach, could adversely affect the market’s perception of our security products and services and, in some instances, subject us to potential liability that is not contractually limited. We may not be able to correct any security flaws or vulnerabilities promptly, or at all. Our products may also be misused by potential end users or third parties who obtain access to our products. For example, our products could be used to censor private access to certain information on the internet. Such use of our products for censorship could result in negative press coverage and negatively affect our reputation, even if we take reasonable measures to prevent any improper shipment of our products or if our products are provided by an unauthorized third party.

Any actual, possible or perceived defects, errors or vulnerabilities in our products, or misuse of our products, could result in:

● the expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate or work around errors or defects or to address and eliminate vulnerabilities;

● the loss of potential licensees, customers or distribution partners;

● delayed or lost revenue;

● delay or failure to attain market acceptance;

● negative publicity and harm to our reputation; and

● litigation, regulatory inquiries or investigations that may be costly and harm our reputation and, in some instances, subject us to potential liability that is not contractually limited.

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Risks Related to Intellectual Property

Our proprietary rights may be difficult to enforce, which could enable others to copy or use aspects of our products without compensating us.

We rely primarily on patent, trademark, copyright and trade secrets laws and confidentiality procedures and contractual provisions to protect our technology. Valid patents may not issue from our pending applications, and the claims eventually allowed on any patents may not be sufficiently broad to protect our technology or products. Any issued patents may be challenged, invalidated or circumvented, and any rights granted under these patents may not actually provide adequate defensive protection or competitive advantages to us. Patent applications in the United States are typically not published until at least 18 months after filing, or, in some cases, not at all, and publications of discoveries in industry-related literature lag behind actual discoveries. We cannot be certain that we were the first to make the inventions claimed in our pending patent applications or that we were the first to file for patent protection. Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. In addition, recent changes to the patent laws in the United States, including but not limited to “first to file” and “post-grant review” provisions, may bring into question the validity of certain software patents and may make it more difficult and costly to prosecute patent applications. As a result, we may not be able to obtain adequate patent protection or effectively enforce our issued patents.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. We generally enter into confidentiality or license agreements with our employees, consultants, vendors and licensees, as the case may be, and generally limit access to and distribution of our proprietary information. However, we cannot guarantee that the steps taken by us will prevent misappropriation of our technology. Policing unauthorized use of our technology or products is difficult. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States, and many foreign countries do not enforce these laws as diligently as government agencies and private parties in the United States. From time to time, legal action by us may be necessary to enforce our patents and other intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could negatively affect our business, operating results and financial condition. If we are unable to protect our proprietary rights (including aspects of our software and products protected other than by patent rights), we may find ourselves at a competitive disadvantage to others who need not incur the additional expense, time and effort required to create the innovative products that have enabled us to be successful to date.

If our end users experience data losses, our brand, reputation and business could be harmed.

A breach of our end users’ network security and systems or other events that cause the loss or public disclosure of, or access by third parties to, our end users’ files or data could have serious negative consequences for our business, including reduced demand for our services, an unwillingness of our licensees or their customers to use our services, harm to our brand and reputation. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, often are not recognized until launched against a target, and may originate from less regulated or remote areas around the world. As a result, our end users may be unable to proactively prevent these techniques, implement adequate preventative or reactionary measures, or enforce the laws and regulations that govern such activities. If our end users experience any data loss, data disruption, or any data corruption or inaccuracies, whether caused by security breaches or otherwise, our brand, reputation and business could be harmed.

Our insurance (if any) may be inadequate or may not be available in the future on acceptable terms, or at all. In addition, our policy may not cover claims against us for loss of data or other indirect or consequential damages. Defending a suit based on any data loss or system disruption, regardless of its merit, could be costly and divert management’s attention.

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Claims by others that we infringe their proprietary technology or other litigation matters could harm our business.

Patent and other intellectual property disputes are common in the encryption and technology industries. Third parties may in the future assert claims of infringement of intellectual property rights against us. They may also assert such claims against our licensees, end users or partners whom we may indemnify against claims that our products infringe the intellectual property rights of third parties. As the number of products and competitors in our market increases and overlaps occur, infringement claims may increase. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim and could distract our management from our business. In addition, litigation may involve patent holding companies, non-practicing entities or other adverse patent owners who have no relevant product revenue and against whom our own patents may therefore provide little or no deterrence or protection.

Although third parties may offer a license to their technology, the terms of any offered license may not be acceptable, and the failure to obtain a license or the costs associated with any license could cause our business, financial condition and results of operations to be materially and adversely affected. In addition, some licenses may be non-exclusive and, therefore, our competitors may have access to the same technology licensed to us. Alternatively, we may be required to develop non-infringing technology, which could require significant time, effort and expense, and may ultimately not be successful. Furthermore, a successful claimant could secure a judgment or we may agree to a settlement that prevents us from distributing certain products or performing certain services or that requires us to pay substantial damages (including treble damages if we are found to have willfully infringed such claimant’s patents or copyrights), royalties or other fees. Any of these events could seriously harm our business, financial condition and results of operations.

We may be subject to lawsuits claiming patent infringement. We may also be subject to other litigation in addition to patent infringement claims, such as employment-related litigation and disputes, as well as general commercial litigation, and could become subject to other forms of litigation and disputes, including shareholder litigation. If we are unsuccessful in defending any such claims, our operating results and financial condition and results may be materially and adversely affected. For example, we may be required to pay substantial damages and could be prevented from selling certain of our products. Litigation, with or without merit, could negatively impact our business, reputation and sales in a material fashion.

We rely on the availability of third-party licenses and our inability to maintain those licenses could harm our business.

Many of our products or products under development include software or other intellectual property licensed from third parties. It may be necessary in the future to renew licenses relating to various aspects of these products or to seek new licenses for existing or new products. Licensors may claim we owe them additional license fees for past and future use of their software and other intellectual property or that we cannot utilize such software or intellectual property in our products going forward. There can be no assurance that the necessary licenses would be available on acceptable terms, if at all.

The inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms or for reasonable pricing, or the need to engage in litigation regarding these matters, could result in delays in product releases until equivalent technology can be identified, licensed or developed, if at all, and integrated into our products and may result in significant license fees and have a material adverse effect on our business, operating results, and financial condition. Moreover, the inclusion in our products of software or other intellectual property licensed from third parties on a non-exclusive basis could limit our ability to differentiate our products from those of our competitors.

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We also rely on technologies licensed from third parties in order to operate functions of our business. If any of these third parties allege that we have not properly paid for such licenses or that we have improperly used the technologies under such licenses, we may need to pay additional fees or obtain new licenses, and such licenses may not be available on terms acceptable to us or at all or may be costly. In any such case, or if we were required to redesign our internal operations to function with new technologies, our business, results of operations and financial condition could be harmed.

Our use of open-source software in our products could negatively affect our ability to sell our products and subject us to possible litigation.

Our products and/or those under development contain software modules licensed to or used by us from third-party authors under “open source” licenses. Some open-source licenses contain requirements that we make available applicable source code for modifications or derivative works we create based upon the type of open-source software we use. If we combine our proprietary software with open-source software in a certain manner, we could, under certain open-source licenses, be required to release the source code of our proprietary software to the public. This would allow our competitors to create similar products with lower development effort and time, and ultimately could result in a loss of product sales for us.

Although we monitor our use of open-source software to avoid subjecting our products and subscriptions to conditions we do not intend, the terms of many open-source licenses have not been interpreted by United States courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our products. From time to time, there have been claims against companies that distribute or use open-source software in their products, asserting that open-source software infringes the claimants’ intellectual property rights. We could be subject to suits by parties claiming infringement of intellectual property rights in what we believe to be licensed open-source software. If we are held to have breached the terms of an open source software license, we could be required to seek licenses from third parties to continue offering our products on terms that are not economically feasible, to reengineer our products, to discontinue the sale of our products if reengineering could not be accomplished on a timely basis, or to make generally available, in source code form, our proprietary code, any of which could adversely affect our business, operating results, and financial condition.

In addition to risks related to license requirements, usage of open-source software can lead to greater risks than use of third-party commercial software, as open-source licensors generally do not provide warranties or assurance of title or controls on origin of the software. In addition, many of the risks associated with usage of open-source software, such as the lack of warranties or assurances of title, cannot be eliminated, and could, if not properly addressed, negatively affect our business. We have established processes to help alleviate these risks, including a review process for screening requests from our development organizations for the use of open-source software, but we cannot be sure that our processes for controlling our use of open-source software in our products will be effective.

Risks Related to Our Common Stock

The market price for our common stock has been volatile historically, and you may not be able to sell our stock at a favorable price or at all.

You should consider an investment in our common stock to be risky, and you should invest in our common stock and securities convertible into our common stock only if you can withstand a complete loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere are:

● sale of our common stock by our shareholders, executives, and directors;

● volatility and limitations in trading volumes of our shares of common stock;

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● our ability to obtain financings to conduct and complete research and development activities and other business activities;

● the timing and success of introductions of new products by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors;

● our ability to attract new licensees;

● changes in the development status of our products;

● changes in our capital structure or dividend policy, future issuances of securities, sales of large blocks of common stock by our shareholders;

● our cash position;

● announcements and events surrounding financing efforts, including debt and equity securities;

● our inability to enter into new markets or develop new products;

● reputational issues;

● announcements of acquisitions, partnerships, collaborations, joint ventures, new products, capital commitments, or other events by us or our competitors;

● changes in industry conditions or perceptions;

● analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;

● departures and additions of key personnel;

● disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;

● changes in applicable laws, rules, regulations, or accounting practices and other dynamics; and

● other events or factors, many of which may be out of our control.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

Substantial sales of our common stock, or the perception that such sales might occur, could depress the market price of our common stock.

We cannot predict whether future issuances of our common stock or resale in the open market will not decrease the market price of our common stock. The consequence of any such issuances or resale of our common stock on our market price may be increased as a result of the fact that our common stock is thinly, or infrequently, traded. The exercise of any options, or the vesting of any restricted stock that we may grant to directors, executive officers and other employees in the future, the issuance of common stock in connection with acquisitions and other issuances of our common stock, may decrease the market price of our common stock.

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Holders of our common stock have a risk of potential dilution if we issue additional shares of common stock in the future.

The exercise of options and warrants will dilute the shareholder’s ownership percentage. We currently have outstanding warrants to purchase 23,746,866 shares of our common stock with a weighted average exercise price of $1.12, not including the 55,549,615 shares of common stock issuable upon exercise of the Warrants included in the registration statement of which this prospectus forms a part (which have exercise prices of between $0.18 and $0.36 per share). The Board of Directors contemplates authorizing an employee stock option plan comprised of total shares equal to 8% to 10% of the outstanding shares at the time of the plan effective date and submitting that plan to our shareholders for approval. If approved, such a plan would allow for the issuance of new shares which may be in the form of options or grants. In the future, we may grant additional stock options, warrants, preferred stock or convertible securities. The exercise or conversion of stock options, warrants, preferred stock, or convertible securities will dilute the ownership percentage of our other shareholders. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise or convert their securities when we are able to obtain additional equity capital on terms more favorable than these securities.

The issuance and sale of common stock upon exercise of the Warrants may cause substantial dilution to existing shareholders and may also depress the market price of our common stock.

A total of 55,549,615 shares of common stock issuable upon exercise of Offering Warrants and 8,332,439 shares of common stock issuable upon exercise of the Placement Warrants, are being registered in the registration statement, of which this prospectus forms a part. The Offering Warrants, if not exercised by such date, terminate between March 31, 2026 and April 16, 2026 (depending on the date sold) and the Placement Warrants, if not exercised by such date, terminate on April 16, 2031. The Offering Warrants contain provisions limiting each Purchaser’s ability to exercise the Warrants if such exercise would cause the Purchaser’s (or any affiliate of any such Purchaser) holdings in the Company to exceed 4.99% of the Company’s issued and outstanding shares of common stock (the Placement Warrants do not contain such a restriction). The ownership limitation does not prevent such holder from exercising some of the Offering Warrants, selling those shares, and then exercising the rest of the Offering Warrants, while still staying below the 4.99% limit. In this way, the holders of the Offering Warrants could sell more than this limit while never actually holding more shares than this limit allows. If the holders of the Offering Warrants choose to do this, it will cause substantial dilution to the then holders of our common stock.

If exercises of the Warrants and sales of such shares issuable upon exercise thereof take place, the price of our common stock may decline. In addition, the common stock issuable upon exercise of the Warrants may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb shares sold by the warrant holders, then the value of our common stock will likely decrease.

The anti-dilutive rights of the Warrants and/or Securities Purchase Agreement could result in significant dilution to existing shareholders and/or require us to issue a substantially greater number of shares, which may adversely affect the market price of our common stock.

The Offering Warrants contain anti-dilution rights such that if we issue, or are deemed to have issued, common stock or common stock equivalents at a price less than the then exercise price of the Offering Warrants, the exercise price of the Offering Warrants is automatically reduced to such lower value, and the number of shares of common stock issuable upon exercise thereafter is adjusted proportionately so that the aggregate exercise price payable upon exercise of such Offering Warrants is the same prior to and after such reduction in exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders. The Placement Warrants include a weighted average anti-dilution right in the event we issue any shares of common stock or equivalents with a value less than the then exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders. The triggering of the anti-dilution rights in the Warrants may result in such securities being exercisable for a significant number of additional shares of common stock and/or exercisable for a reduced exercise price. As a result, the number of shares issuable could prove to be significantly greater than they are currently and could result in substantial dilution to our existing shareholders.

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Additionally, pursuant to the Purchase Agreement the Purchasers in the offering waived their statutory preemptive rights, in consideration for anti-dilutive rights which require the Company to issue them additional shares of common stock to maintain their percentage ownership in the company prior to any preemptive right issuance, for no consideration, if any statutory preemptive rights are exercised by any shareholder of the Company, which will expire at such time, if ever, as the Company has adopted an amendment to its Articles of Incorporation to terminate such statutory preemptive rights. The issuance of additional shares of common stock in connection with such anti-dilution rights could result in substantial dilution to our existing shareholders.

Our common shares are thinly-traded, and in the future, may continue to be thinly-traded, and you may be unable to sell at or near ask prices or at all, if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

A significant number of our shares are being registered for resale and their sale or potential sale may depress the market price of our common stock.

The registration statement, of which this prospectus forms a part, registers the resale of 55,549,615 shares of common stock and warrants to purchase an additional 63,882,054 shares of common stock. The 55,549,615 outstanding shares constitute 67% of our currently outstanding shares of common stock (37.8% assuming the exercise in full of the Warrants), and the Warrants would constitute 43.5% of our outstanding common stock in the event they are exercised in full for cash. Sales of a significant number of shares of our common stock in the public market, or the potential or expectation of such sales, could harm the market price of our common stock. As large numbers of sales of our common stock are sold, it would increase the supply of our common stock, thereby causing a decrease in its price.

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In addition, the common stock which is being registered herein for resale and/or which issuable upon exercise of the Warrants may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. The exercise price of the Warrants may be less than the trading price of our common stock, or may create an artificial ceiling on the price of our common stock. In the event of such overhang, the Warrant holders will have an incentive to sell their common stock as quickly as possible. If the share volume of our common stock cannot absorb the new shares issuable upon exercise of the Warrants, or made available for sale pursuant to the registration statement, of which this prospectus forms a part, then the value of our common stock will likely decrease.

Future sales and issuances of our securities could result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner, we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders.

Our common stock is subject to restrictions on sales by broker-dealers and penny stock rules, which may be detrimental to investors.

Our common stock is subject to Rules 15g-1 through 15g-9 under the Exchange Act, which impose certain sales practice requirements on broker-dealers who sell our common stock to persons other than established customers and “accredited investors” (as defined in Rule 501(a) of the Securities Act. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of our common stock.

Additionally, our common stock is subject to SEC regulations applicable to “penny stocks.” Penny stocks include any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock; a disclosure schedule proscribed by the SEC relating to the penny stock market must be delivered by a broker-dealer to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for our common stock. The regulations also require that monthly statements be sent to holders of a penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

Because our common stock is quoted on the OTCQB instead of a national exchange, our investors may have difficulty selling their stock or may experience negative volatility on the market price of our common stock.

Our common stock is quoted on the OTCQB Market (“OTCQB”) operated by the OTC Markets Group. The OTCQB is often highly illiquid, in part because it does not have a national quotation system by which potential investors can follow the market price of shares except through information received and generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of volatility for securities that trade on the OTCQB as compared to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available price quotations, the absence of consistent administrative supervision of bid and ask quotations, lower trading volume, and market conditions. Investors in our common stock may experience high fluctuations in the market price and volume of the trading market for our securities. These fluctuations, when they occur, have a negative effect on the market price for our securities. Accordingly, our shareholders may not be able to realize a fair price from their shares when they determine to sell them or may have to hold them for a substantial period of time until the market for our common stock improves.

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Risks Related to Regulations and Our Compliance with Such Regulations

We previously identified material weaknesses in our disclosure controls and procedures and internal control over financial reporting. If not remediated, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

Maintaining effective internal control over financial reporting and effective disclosure controls and procedures are necessary for us to produce reliable financial statements. While our disclosure controls and procedures and internal controls over financial reporting are currently effective, they have in the past been ineffective and subject to material weaknesses. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.

Maintaining effective disclosure controls and procedures and effective internal control over financial reporting are necessary for us to produce reliable financial statements and the Company is committed to remediating its material weaknesses in such controls as promptly as possible. However, there can be no assurance as to when these material weaknesses will be remediated or that additional material weaknesses will not arise in the future. Any failure to remediate material weaknesses, or the development of new material weaknesses in our internal control over financial reporting, could result in material misstatements in our financial statements and cause us to fail to meet our reporting and financial obligations, which in turn could have a material adverse effect on our financial condition and the trading price of our common stock, and/or result in litigation against us or our management.

We are subject to changing laws and regulations.

U.S. government agencies continue to implement extensive requirements on our industry. These have both positive and negative impacts with much remaining uncertainty as to how various provisions will ultimately affect our licensees, end users and our business. As to prospective legislation and regulation concerning collection, transmission, storage and use of personal data, we cannot determine what effect additional state or federal governmental legislation, regulations, or administrative orders would have on our business in the future. New legislation or regulation may require the reformulation of our business to meet new standards, require us to cease operations, impose stricter qualification and/or registration standards, impose additional record keeping, or require expanded consumer protection measures (such as heightened notification procedures and data subject access rights).

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Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose potential licensees and/or for them to lose potential customers in the public sector or negatively impact our ability to contract with the public sector.

Our business is subject to regulation by various federal, state, regional, local and foreign governmental agencies, including agencies responsible for monitoring and enforcing employment and labor laws, workplace safety, product safety, product labeling, environmental laws, consumer protection laws, anti-bribery laws, data privacy laws, import and export controls, federal securities laws and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than in the United States. Noncompliance with applicable regulations or requirements could subject us to investigations, sanctions, enforcement actions, disgorgement of profits, fines, damages and civil and criminal penalties or injunctions. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, operating results and financial condition could be adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm our business, operating results and financial condition.

Additionally, we may be subject to other legal regimes throughout the world governing data handling, protection and privacy. For example, in June 2018, California passed the California Consumer Privacy Act (the “CCPA”), which provides new data privacy rights for consumers and new operational requirements for companies became effective in 2020 and in March 2021, Virginia passed a consumer data protection law which includes similar rights as set forth in the CCPA (the “VCDPA”). Fines for noncompliance may be up to $7,500 per violation. The costs of compliance with, and other burdens imposed by, the CCPA, the VCDPA and other state or foreign laws, may limit the use and adoption of our products and services and could have an adverse impact on our business. These laws and regulations impose added costs on our business, and failure to comply with these or other applicable regulations and requirements, including non-compliance in the past, could lead to claims for damages from our channel partners, penalties, termination of contracts, loss of exclusive rights in our intellectual property and temporary suspension or permanent debarment from government contracting. Any such damages, penalties, disruptions or limitations in our ability to do business with the public sector could have an adverse effect on our business and operating results.

Governmental restrictions on the sale of our products and services in non-U.S. markets could negatively affect our business, financial condition and financial results.

Exports of software products and services using encryption technology such as ours are generally restricted by the U.S. government. In addition, some countries impose restrictions on the use of encryption products and services such as ours. The cost of compliance with U.S. and other export laws, or our failure to obtain governmental approvals to offer our products and services in non-U.S. markets, could affect our ability to sell our products and services and could impair our international expansion. We face a variety of other legal and compliance risks. If we or our distributors fail to comply with applicable law and regulations, we may become subject to penalties, fines or restrictions that could materially adversely affect our business, financial condition and financial results.

Risks Related to Our Contractual Agreements

We owe amounts to our Chief Executive Officer upon the occurrence of certain change of control transactions.

Pursuant to the employment agreement of Mr. David Chasteen, if the Company sells all or substantially all of its assets or consummates a merger, reorganization or similar transaction in which a majority of the equity in the surviving company is not owned by the stockholders of the Company immediately prior to such a transaction, then Mr. Chasteen will receive a bonus equal to 5% of the Net Proceeds of such a transaction. Net Proceeds are defined as the purchase price, less costs incurred to complete the sale, to include but not limited to accounting, legal, due diligence, commissions, investment banking fees or similar costs that are necessitated by the applicable transaction. The requirement to pay 5% of the Net Proceeds to Mr. Chasteen may prevent a change of control which could be accretive to shareholders, or decrease the amount of funds available to be paid to shareholders upon a change of control.

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We are currently subject to a restriction on our ability to issue securities.

The Company agreed in the Purchase Agreement that until 120 days after the closing of the Private Offering (i.e., until August 14, 2021), that we would not issue or agree to issue any shares of common stock, except pursuant to certain customary exceptions. Such restriction may limit our ability to raise funding, force us to seek debt financing, and/or may have a material adverse effect on our cash flows and the value of our securities.

We face significant penalties and damages in the event the registration statement we agreed to file to register the Offering Shares and Warrant Shares is not timely declared effective or is subsequently suspended or terminated.

Pursuant to the Registration Rights Agreement (“RR Agreement”), we agreed to file a registration statement to register the sale of the Shares and the shares of common stock issuable upon exercise of the Warrants, prior to the 10th day after the end of the Private Offering (provided that the Placement Agent has agreed that such 10 day period began on April 19, 2021, regardless of the actual closing date of the Private Offering), and to obtain effectiveness of such registration statement by the 60th calendar day following the date of the RR Agreement (March 31, 2021)(provided that in the event we are required to file any additional registration statements under the RR Agreement, such required effectiveness date is the 90th day after such registration statement is required to be filed). In the event we fail to use commercially reasonable best efforts to cause the registration statement to be filed by, or such registration statement does not become effective by, such required dates as set forth above, or such registration statement is not continuously effective after the effective date thereof, then, in addition to any other rights the Purchasers may have, on each date that we are deemed not timely or a date pursuant to which the registration statement cannot be relied upon occurs, and on each monthly anniversary, or portion thereof, thereafter, until such applicable event is cured, we are required to pay the Purchasers an amount in cash, as partial liquidated damages and not as a penalty, of 2% of the aggregate consideration paid by each applicable Purchaser pursuant to the Purchase Agreement. We agreed to pay all expenses associated with the registration statement and to provide the Purchasers indemnification rights in connection therewith. Such penalties and/or others which we are subject, could adversely affect our cash flow and cause the value of our securities to decline in value.

The accounting treatment of the Warrants could have a material adverse impact on our financial statements.

Various provisions of the Warrants, including, but not limited to, various price reset and anti-dilution provisions will cause these instruments to be treated as derivative liabilities. As a result, we will be forced to value the Warrants at the end of each fiscal quarter based upon complex accounting methods for the treatment of derivative liabilities such as Monte Carlo or other similar valuation models, which will calculate the value of the Warrants based upon a variety of factors, including price volatility in the market price of our common stock. We cannot predict the financial impact of the issuance of the Warrants on our financial statements, specifically our balance sheet, and the deviation in the impact from quarter to quarter.

Our shareholders are subject to significant dilution upon the occurrence of certain events which could result in a decrease in our stock price.

As of the date of this prospectus, we had approximately 87,628,920 shares of our common stock reserved or designated for future issuance upon the exercise of outstanding options and warrants (including the Warrant Shares), and conversion of convertible instruments. Further, we may from time to time make an offer to our warrant holders to exchange their outstanding warrants for shares of our common stock, a fewer number of warrants with more favorable terms, or a combination thereof, subject to applicable rules and requirements.

The Warrants contain provisions that, subject to certain exceptions, reset the exercise price of such Warrants if at any time while such Warrants are outstanding we sell or issue (or are deemed to sell or issue) shares of our common stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of our common stock at a price below the then current exercise price per share for such Warrants ($0.36 per share for the Offering Warrants and $0.18 per share for the Placement Warrants). Any future resets to the exercise price of those Warrants will have a further dilutive effect on our existing shareholders and could result in a decrease in our stock price.

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The Securities Purchase Agreement includes various covenants and if we don’t comply with such covenants, we may suffer potential monetary and other penalties.

The Securities Purchase Agreement entered into in connection with the Private Offering contains certain covenants. If we do not comply with these covenants, we will be in breach of our obligations under the Securities Purchase Agreement, which may lead to exercise by the investors of the remedies available to them under the Securities Purchase Agreement and may cause a material impact upon our financial condition.

General Risk Factors

Our Articles of Incorporation allow us to issue “blank check” preferred stock without shareholder approval.

Pursuant to our Articles of Incorporation, our Board of Directors has the authority to issue up to 10 million shares of “blank check” preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any additional vote or action by our shareholders. Because the Board of Directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s shareholders, shareholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. The issuance of shares of preferred stock or the rights associated therewith, could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any preferred stock which we may issue may be exacerbated given the fact that such preferred stock may have voting rights and/or other rights or preferences which could provide the preferred shareholders with substantial voting control over us and/or give those holders the power to prevent or cause a change in control, even if that change in control might benefit our shareholders. As a result, the issuance of shares of preferred stock may cause the value of our securities to decrease.

We will continue to incur increased costs as a result of being a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

We are an SEC reporting company. The rules and regulations under the Exchange Act require reporting companies to provide periodic reports with interactive data files, which require that we engage legal, accounting and auditing professionals, and eXtensible Business Reporting Language (XBRL) and EDGAR (Electronic Data Gathering, Analysis, and Retrieval) service providers. The engagement of such services can be costly, and we may continue to incur additional losses, which may adversely affect our ability to continue as a going concern. In addition, the Sarbanes Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of being a reporting company, we are required to file periodic and current reports and other information with the SEC and we have adopted policies regarding disclosure controls and procedures and regularly evaluate those controls and procedures.

The additional costs we continue to incur in connection with becoming a reporting company (expected to be approximately a hundred thousand dollars per year) will continue to further stretch our limited capital resources. Due to our limited resources, we have to allocate resources away from other productive uses in order to continue to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to continue to meet our reporting and filing obligations with the SEC as they come due.

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If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports about our business, our stock price and trading volume may decline.

The trading market for our common stock will rely in part on the research and reports that industry or financial analysts publish about us, our business, our markets and our competitors. We do not control these analysts. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the market price of our common stock. Furthermore, if one or more of the analysts who do cover us downgrade our stock or if those analysts issue other unfavorable commentary about us or our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fails to regularly publish reports on us, we could lose visibility in the market and interest in our stock could decrease, which in turn could cause our stock price or trading volume to decline and may also impair our ability to expand our business and attract new licensees.

Market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over inflation, energy costs, geopolitical issues, unstable global credit markets and financial conditions, and volatile oil prices have in the past led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward, increased unemployment rates, and increased credit defaults. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve once they occur, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance, and share price and could require us to delay or abandon development or commercialization plans.

Failure to adequately manage our planned aggressive growth strategy may harm our business or increase our risk of failure.

For the foreseeable future, we intend to pursue an aggressive growth strategy for the expansion of our operations through increased product development and marketing. Our ability to rapidly expand our operations will depend upon many factors, including our ability to work in a regulated environment, market value-added products effectively to independent pharmacies, establish and maintain strategic relationships with suppliers, and obtain adequate capital resources on acceptable terms. Any restrictions on our ability to expand may have a materially adverse effect on our business, results of operations, and financial condition. Accordingly, we may be unable to achieve our targets for sales growth, and our operations may not be successful or achieve anticipated operating results.

Additionally, our growth may place a significant strain on our managerial, administrative, operational, and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively. This will require us to, among other things:

●	implement additional management information systems;

●	further develop our operating, administrative, legal, financial, and accounting systems and controls;

●	hire additional personnel;

●	develop additional levels of management within our company;

●	locate additional office space;

●	maintain close coordination among our engineering, operations, legal, finance, sales and marketing, and client service and support organizations; and

●	manage our expanding international operations.

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As a result, we may lack the resources to deploy our services on a timely and cost-effective basis. Failure to accomplish any of these requirements could impair our ability to deliver services in a timely fashion or attract and retain new licensees.

If we do not successfully implement any acquisition strategies, our operating results and prospects could be harmed.

We face competition within our industry for acquisitions of businesses, technologies and assets, and, in the future, such competition may become more intense. As such, even if we are able to identify an acquisition that we would like to consummate, we may not be able to complete the acquisition on commercially reasonable terms or at all because of such competition. Furthermore, if we enter into negotiations that are not ultimately consummated, those negotiations could result in diversion of management time and significant out-of-pocket costs. Even if we are able to complete such acquisitions, we may additionally expend significant amounts of cash or incur substantial debt to finance them, which indebtedness could result in restrictions on our business and use of available cash. In addition, we may finance or otherwise complete acquisitions by issuing equity or convertible debt securities, which could result in dilution of our existing shareholders. If we fail to evaluate and execute acquisitions successfully, we may not be able to realize their benefits. If we are unable to successfully address any of these risks, our business, financial condition or operating results could be harmed.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions in the future, funding permitting, which may not be available on favorable terms, if at all, we could have difficulty integrating the acquired company’s assets, personnel and operations with our own. We do not anticipate that any acquisitions or mergers we may enter into in the future would result in a change of control of the Company. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

●	the difficulty of integrating acquired products, services or operations;

●	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

●	difficulties in maintaining uniform standards, controls, procedures and policies;

●	the potential impairment of relationships with employees, licensees, and customers as a result of any integration of new management personnel;

●	the potential inability or failure to achieve additional sales and enhance our licensee and customer base through cross-marketing of the products to new and existing licensees and customers;

●	the effect of any government regulations which relate to the business acquired;

●	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or operations, or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition; and

●	potential expenses under the labor, environmental and other laws of various jurisdictions.

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Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

We may apply working capital and future funding to uses that ultimately do not improve our operating results or increase the value of our securities.

In general, we have complete discretion over the use of our working capital and any new investment capital we may obtain in the future. Because of the number and variety of factors that could determine our use of funds, our ultimate expenditure of funds (and their uses) may vary substantially from our current intended operating plan for such funds.

We intend to use existing working capital and future funding to support the development of our products and services, product purchases in our wholesale distribution division, the expansion of our marketing, or the support of operations to educate our end users. We will also use capital for market and network expansion, acquisitions, and general working capital purposes. However, we do not have more specific plans for the use and expenditure of our capital. Our management has broad discretion to use any or all of our available capital reserves. Our capital could be applied in ways that do not improve our operating results or otherwise increase the value of a shareholder’s investment.

Our websites may encounter technical problems and service interruptions.

Our websites may in the future experience slower response times or interruptions as a result of increased traffic or other reasons. These delays and interruptions resulting from failure to maintain Internet service connections to our site could frustrate visitors and reduce our future web site traffic, which could have a material adverse effect on our business.

The sale of shares by our directors and officers may adversely affect the market price for our shares.

Sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or where shares are to be issued to our officers, directors and applicable consultants. Our Board of Directors has authority, without action or vote of the shareholders to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, which may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

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If we do not effectively manage our growth, our existing infrastructure may become strained, and we may be unable to increase revenue growth.

Our past growth that we have experienced, and in the future may experience, may provide challenges to our organization, requiring us to expand our personnel and our operations. Future growth may strain our infrastructure, operations and other managerial and operating resources. If our business resources become strained, our earnings may be adversely affected, and we may be unable to increase revenue growth. Further, we may undertake contractual commitments that exceed our labor resources, which could also adversely affect our earnings and our ability to increase revenue growth.

Our growth depends in part on the success of our strategic relationships with third parties.

In order to grow our business, we anticipate that we will need to continue to depend on our relationships with third parties, including our technology providers. Identifying partners, and negotiating and documenting relationships with them, requires significant time and resources. Our competitors may be effective in providing incentives to third parties to favor their products or services, or utilization of, our products and services. In addition, acquisitions of our partners by our competitors could result in a decrease in the number of our current and potential licensees and end users. If we are unsuccessful in establishing or maintaining our relationships with third parties, our ability to compete in the marketplace or to grow our revenue could be impaired and our results of operations may suffer. Even if we are successful, we cannot assure you that these relationships will result in increased use of our products or increased revenue.

Claims, litigation, government investigations, and other proceedings may adversely affect our business and results of operations.

As a company offering a wide range of products and services, we are regularly subject to actual and threatened claims, litigation, reviews, investigations, and other proceedings, including proceedings relating to goods and services offered by us and by third parties, and other matters. Any of these types of proceedings, including currently pending proceedings as discussed herein, may have an adverse effect on us because of legal costs, disruption of our operations, diversion of management resources, negative publicity, and other factors. The outcomes of these matters are inherently unpredictable and subject to significant uncertainties. Determining legal reserves and possible losses from such matters involves judgment and may not reflect the full range of uncertainties and unpredictable outcomes. Until the final resolution of such matters, we may be exposed to losses in excess of the amount recorded, and such amounts could be material. Should any of our estimates and assumptions change or prove to have been incorrect, it could have a material effect on our business, consolidated financial position, results of operations, or cash flows. In addition, it is possible that a resolution of one or more such proceedings, including as a result of a settlement, could require us to make substantial future payments, prevent us from offering certain products or services, require us to change our business practices in a manner materially adverse to our business, requiring development of non-infringing or otherwise altered products or technologies, damaging our reputation, or otherwise having a material effect on our operations.

We have never paid or declared any dividends on our common stock.

We have never paid or declared any dividends on our common stock or preferred stock. Likewise, we do not anticipate paying, in the near future, dividends or distributions on our common stock. Any future dividends on common stock will be declared at the discretion of our Board of Directors and will depend, among other things, on our earnings, our financial requirements for future operations and growth, and other facts as we may then deem appropriate. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

For all of the foregoing reasons and others set forth herein, an investment in our securities involves a high degree of risk.

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Private Placement Offering

From March 31, 2021 to April 16, 2021, we entered into a Securities Purchase Agreement (the “Purchase Agreement”), with certain accredited investors (the “Purchasers”), pursuant to which the Company sold the Purchasers an aggregate of 55,549,615 (a) shares of common stock (Offering Shares), and (b) warrants to purchase shares of common stock of the Company (Offering Warrants). The Offering Shares and Offering Warrants were sold at a price of $0.18 per combined Offering Share and Offering Warrant (the “Offering Price”), which was equal to 80% of the closing sales price of the Company’s common stock on the OTCQB Market on March 30, 2021, which was the last trading day prior to the initial entry into the Purchase Agreement.

The sale of the Offering Shares and Offering Warrants occurred at four closings as follows:

Date of Closing	Shares Sold	Warrants Sold	Gross Proceeds
March 31, 2021	35,757,942	35,757,942	$6,436,430
April 7, 2021	7,513,893	7,513,893	$1,352,501
April 9, 2021	8,683,336	8,683,336	$1,563,000
April 16, 2021	3,594,444	3,594,444	$647,000
	55,549,615	55,549,615	$9,998,931

Total gross proceeds from the offering of the Offering Shares and Offering Warrants were approximately $10 million (as shown above) and the Private Offering is now closed.

Paulson Investment Company, LLC (Placement Agent), served as placement agent for the Private Offering and the Company entered into a Placement Agent Agreement with the Placement Agent in connection therewith (the “Placement Agreement”, discussed below). As partial consideration for the services provided by the Placement Agent, the Company granted the Placement Agent and/or its assigns, warrants to purchase shares of common stock (Placement Warrants, discussed in greater detail below).

The Company also granted the Purchasers registration rights pursuant to the RR Agreement, which is discussed in greater detail below.

Securities Purchase Agreement

The Purchase Agreement required that the members of the Board of Directors and senior management of the Company enter into a lock-up agreement (the “Lock-Up Agreements”, discussed in greater detail below).

The Purchase Agreement included standard and customary representations of the parties; covenants of the Company (including obligations to indemnify the Purchasers in certain cases); penalties for the Company’s failure to be deemed current in its filing obligations under Rule 144 of the Securities Act; a right of first refusal to provide the Purchasers the right to purchase any new securities we offer, for a period of one year following termination date of the Private Offering; a restriction on our ability to issue new securities, or file new registration statements (except as contemplated by the RR Agreement), for a period of 120 days after the termination of the Private Offering, subject to certain customary exceptions; and a restriction on our ability to enter into a variable rate transaction until such time as all Offering Warrants granted in the Private Offering have been exercised or expired.

The Purchase Agreement also included a waiver by the Purchasers of their statutory preemptive rights under Texas law, and provided the Purchasers a make-whole right, requiring us to issue the Purchasers additional shares of common stock following the Private Offering, in the event that any shareholder of the Company exercises their statutory preemptive rights provided for under Texas law, and are issued additional securities, resulting in the dilution of such Purchasers’ interests, to keep such Purchasers’ at the same percentage ownership of our common stock as they held prior to such preemptive right issuance (without taking into account any unexercised Offering Warrants).

We agreed to use the proceeds from the Private Offering for working capital purposes and not to use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than (i) payment of trade payables in the ordinary course of the Company’s business and prior practices and (ii) the repayment of funds received by the Company under the “paycheck protection program” of the CARES Act), (b) for the redemption of any common stock or common stock equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of applicable regulations.

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We also agreed to hold a shareholders meeting within 180 days after the closing of the Private Offering (i.e., by October 13, 2021), to seek shareholder approval to amend the Company’s Articles of Incorporation to terminate the statutory preemptive right provided for under Texas law (the “Amendment”), and to solicit proxies to approve such Amendment consistent with applicable law, and the Purchasers agreed to vote all of the Shares in favor of approving such Amendment.

The Purchase Agreement may be amended with the approval of the Company and Purchasers holding at least 50.1% of the Shares initially sold pursuant to the Purchase Agreement.

Lock-Up Agreement

In connection with the Private Offering, each of our officers and directors entered into Lock-Up Agreements whereby they agreed not to sell, offer, or transfer, any of our securities which they hold for 180 days after the end of the Private Offering, subject to customary exceptions.

Offering Warrants

The Offering Warrants, which are evidenced by Common Stock Purchase Offering Warrants (the “Warrant Agreements”), have an exercise price of $0.36 per share (200% of the Offering Price), and may be exercised at any time from the grant date of the Offering Warrants (i.e., March 31, 2021, April 7, 2021, April 9, 2021 or April 16, 2021, as applicable), until five years thereafter. The Offering Warrants have cashless exercise rights if when exercised, a registration statement registering the shares of common stock issuable upon exercise thereof, is not effective with the Securities and Exchange Commission. The exercise of each of the Offering Warrants is subject to a beneficial ownership limitation of 4.99%, preventing such exercise by the holder(s) thereof, if such exercise would result in such holder(s) and their affiliates, exceeding ownership of 4.99% of our common stock. The Offering Warrants contain anti-dilution rights such that if we issue, or are deemed to have issued, common stock or common stock equivalents at a price less than the then exercise price of the Offering Warrants, the exercise price of the Offering Warrants is automatically reduced to such lower value, and the number of shares of common stock issuable upon exercise thereafter is adjusted proportionately so that the aggregate exercise price payable upon exercise of such Offering Warrants is the same prior to and after such reduction in exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders.

Registration Rights Agreement

Pursuant to the RR Agreement, we agreed to file a registration statement to register the sale of the Shares and the shares of common stock issuable upon exercise of the Warrants, prior to the 10th day after the end of the Private Offering (provided that the Placement Agent has agreed that such 10 day period began on April 19, 2021, regardless of the actual closing date of the Private Offering), and to obtain effectiveness of such registration statement by the 60th calendar day following the date of the RR Agreement (March 31, 2021)(provided that in the event we are required to file any additional registration statements under the RR Agreement, such required effectiveness date is the 90th day after such registration statement is required to be filed). In the event we fail to use commercially reasonable best efforts to cause the registration statement to be filed by, or such registration statement does not become effective by, such required dates as set forth above, or such registration statement is not continuously effective after the effective date thereof, then, in addition to any other rights the Purchasers may have, on each date that we are deemed not timely or a date pursuant to which the registration statement cannot be relied upon occurs, and on each monthly anniversary, or portion thereof, thereafter, until such applicable event is cured, we are required to pay the Purchasers an amount in cash, as partial liquidated damages and not as a penalty, of 2% of the aggregate consideration paid by each applicable Purchaser pursuant to the Purchase Agreement. We agreed to pay all expenses associated with the registration statement and to provide the Purchasers indemnification rights in connection therewith.

This prospectus forms a part of the registration statement we are required to file pursuant to the RR Agreement.

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Placement Agent Agreement and Indemnification Agreement

On January 11, 2021, we entered into a Placement Agent Agreement with the Placement Agent, pursuant to which we engaged the Placement Agent as the Company’s exclusive placement agent in connection with the Private Offering. Pursuant to the Placement Agent Agreement, we agreed to pay the Placement Agent a cash commission of 13% of the gross proceeds received in the Private Offering ($1,334,861), and to grant the Placement Agent or its assigns, a warrant to purchase 15% of the Shares sold in the Private Offering (i.e., warrants to purchase 8,332,439 shares in aggregate), which were granted to the Placement Agent effective on April 16, 2021. The Placement Agent Agreement has a term expiring on August 31, 2021, and includes a three-year tail period, pursuant to which the Placement Agent is due the same fees payable in connection with the Private Offering, in the event the Company sells any securities to any investor or potential investor who received Private Offering documents as part of the Private Offering. The Placement Agent Agreement includes customary representations and warranties, and requires us to indemnify the Placement Agent and its representatives, and the Placement Agent to indemnify us and our management and directors, against certain claims and losses. In addition to the compensation payable upon completion of the Private Offering, we paid the Placement Agent a $35,000 cash retainer.

We also entered into an Indemnification Agreement in favor of the Placement Agent dated February 22, 2021, whereby we agreed to indemnify the Placement Agreement and its representatives against certain claims and losses associated with the Private Offering.

Placement Agent Warrants

The Placement Warrants are evidenced by Purchase Warrants, have a term of 10 years (i.e., through April 16, 2031), an exercise price of $0.18 per share (the Offering Price), and cashless exercise rights. We are required to pay the Placement Agent liquidated damages of $10 per day for each $1,000 of shares not timely delivered upon the exercise of the Placement Warrants. The Placement Warrants include a weighted average anti-dilution right in the event we issue any shares of common stock or equivalents with a value less than the then exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders.

Use of Proceeds

Any proceeds we receive from the exercise of stock options issued under the Plan will be used for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness. We cannot estimate the amount of any such proceeds at this time.

Plan of Distribution

We are registering for resale by the selling shareholders a total of 119,431,669 shares of common stock, representing (a) 55,549,615 outstanding shares of common stock, held by certain of the selling shareholders named herein; (b) up to 55,549,615 shares of common stock issuable upon exercise of the Offering Warrants, with an exercise price of $0.36 per share, which are held by certain selling shareholders named herein; and (c) up to 8,332,439 shares of common stock that are issuable upon exercise of the Placement Warrants, with an exercise price of $0.18 per share. We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale or other disposition by the selling shareholders or their transferees of the shares of common stock covered hereby. However, to the extent that the Warrants are exercised for cash, we will receive up to $19,997,861 upon exercise of the Offering Warrants (Offering Warrants to purchase 55,549,615 shares of common stock with an exercise price of $0.36 per share) and $1,499,839 upon exercise of the Placement Warrants (Placement Warrants to purchase 8,332,439 shares of common stock with an exercise price of $0.18 per share), or $21,497,700 in aggregate. We will bear all fees and expenses incident to our obligation to register the shares of common stock. If the shares of common stock are sold through broker-dealers or agents, the selling shareholder will be responsible for any compensation to such broker-dealers or agents.

Each Selling Shareholder (the “Selling Shareholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

38

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

39

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Where You Can Find MORE Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our reports, proxy and information statements, and other SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

●	incorporated documents are considered part of this prospectus;

●	we are disclosing important information to you by referring you to those documents; and

●	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

●	Cipherloc’s Annual Report on Form 10-K for the for the fiscal year ended September 30, 2020;

●	Cipherloc’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021; and

●	Cipherloc’s Current Reports on Form 8-K dated July 28, 2021,September 14, 2021; September 17, 2021; September 30, 2021; and October 12, 2021.

You may obtain copies of documents incorporated by reference in this prospectus, at no cost, by request directed to us at the following address or telephone number:

David Chasteen

Chief Executive Officer

Cipherloc Corporation

6836 Bee Cave Road, Bldg. 1, S#279

Austin, TX 78746

(512) 337-3728

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by Sheppard Mullin Richter & Hampton LLP, New York, New York.

Experts

The balance sheets of Cipherloc Corporation as of September 30, 2020 and 2019, and the related statements of operations, shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended September 30, 2020, and the related notes, included in this prospectus have been audited by Briggs & Veselka Co., Houston, Texas, independent registered public accounting firm, as stated in their report date dated December 28, 2020, which is included herein, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

40

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the registrant’s expenses, other than any sales commissions or discounts, in connection with the issuance and distribution of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission Registration fee	$4,432.32
Accounting fees and expenses	5,000.00	*
Legal fees and expenses	50,000.00	*
Miscellaneous	10,000.00	*
Total	$69,342.32	*

Item 14. Indemnification of Directors and Officers.

The Company’s Certificate of Incorporation and Bylaws (collectively, the “Charter Documents”) provide that, to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”), no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, the Company’s Charter Documents provide that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Pursuant to the Company’s Charter Documents, the Company shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified pursuant to the Company’s Certificate of Incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable

II-1

Item 15. Recent Sales of Unregistered Securities

Stock Issued for Cash

During the year ended September 30, 2018, through the utilization of Private Placement Memorandums (PPMs) and upon receipt of executed Subscription Agreements, the Company sold 18,909,900 shares of restricted common stock for $16,625,238 in net cash proceeds. Of the 18,909,900 shares of common stock issued, 72,000 shares were each issued with a warrant to purchase two additional shares of common stock and 18,837,900 shares were each issued with a warrant to purchase one additional share of common stock with an exercise price of $1.20 per share and a term of five years. The Company issued warrants to purchase an additional 5,398,970 shares of common stock to its underwriters. These warrants were issued with an exercise price of $1.00 and a term of ten years. Additionally, in connection with shares sold through the PPMs, the Company issued warrants to purchase 144,000 shares of common stock. These warrants were issued with an exercise price of $4.50 and a term of two years.

II-2

During the year ended September 30, 2019, there was no stock issued for cash.

During the year ended September 30, 2020, there was no stock issued for cash.

On March 31, 2021, April 7, 2021, April 9, 2021 and April 16, 2021, the Company entered into a Securities Purchase Agreement, with certain accredited investors, pursuant to which the Company sold the Purchasers an aggregate of 55,549,615 (a) shares of common stock (Offering Shares), and (b) warrants to purchase shares of common stock of the Company (Offering Warrants). The Offering Shares and Offering Warrants were sold at a price of $0.18 per combined Offering Share and Offering Warrant, which was equal to 80% of the closing sales price of the Company’s common stock on the OTCQB Market on March 30, 2021, which was the last trading day prior to the initial entry into the Purchase Agreement.

The sale of the Offering Shares and Offering Warrants occurred at four closings as follows:

Date of Closing	Shares Sold	Warrants Sold	Gross Proceeds
March 31, 2021	35,757,942	35,757,942	$6,436,430
April 7, 2021	7,513,893	7,513,893	$1,352,501
April 9, 2021	8,683,336	8,683,336	$1,563,000
April 16, 2021	3,594,444	3,594,444	$647,000
	55,549,615	55,549,615	$9,998,931

The Offering Warrants, which are evidenced by Common Stock Purchase Offering Warrants, have an exercise price of $0.36 per share (200% of the Offering Price), and may be exercised at any time from the grant date of the Offering Warrants (i.e., March 31, 2021, April 7, 2021, April 9, 2021 or April 16, 2021, as applicable), until five years thereafter. The Offering Warrants contain anti-dilution rights such that if we issue, or are deemed to have issued, common stock or common stock equivalents at a price less than the then exercise price of the Offering Warrants, the exercise price of the Offering Warrants is automatically reduced to such lower value, and the number of shares of common stock issuable upon exercise thereafter is adjusted proportionately so that the aggregate exercise price payable upon exercise of such Offering Warrants is the same prior to and after such reduction in exercise price.

Paulson Investment Company, LLC served as placement agent for the offering and the Company entered into a Placement Agent Agreement with the Placement Agent in connection therewith. As partial consideration for the services provided by the Placement Agent, the Company granted the Placement Agent warrants to purchase shares of common stock.

On April 16, 2021, we issued Placement Warrants to the Placement Agent and its assigns to purchase 15% of the Offering Shares sold in the Private Offering (8,332,439 shares in aggregate) evidencing the Placement Warrants. The Placement Warrants have a term of 10 years, an exercise price of $0.18 per share, and cashless exercise rights. The Placement Warrants include a weighted average anti-dilution right in the event we issue any shares of common stock or equivalents with a value less than the then exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders.

Stock and Stock Options Issued to Board of Directors and Officers and Employees

During the year ended September 30, 2018, the Company issued 766,033 shares of common stock with a fair value of $1,472,601 to its officers and other employees as part of their compensation.

During the year ended September 30, 2019, the Company issued 9,346 shares of common stock with a fair value of $11,216 to its employees as part of their compensation. The Company also issued stock options to purchase 1,100,000 shares of common stock to members of the Board of Directors and officers with a Black Scholes value of $862,000, which vest ratably over a three-year period. Stock compensation expense for $45,942 was recognized in the period.

II-3

During the year ended September 30, 2020, stock options to purchase 300,000 shares of common stock were cancelled due to the termination of employment. As of September 30, 2020, 800,000 stock options are outstanding. None of the shares are in the money and the unamortized amount of stock compensation as of September 30, 2020 is $383,453.

Stock Issued for Services

During the year ended September 30, 2018, the Company issued 10,000 shares of common stock with a fair value of $15,000 to Magnolia Investor Relations for investor relations services rendered.

During the year ended September 30, 2019, the Company issued 20,000 shares of common stock with a fair value of $40,000 to a consultant for consulting services rendered.

During the year ended September 30, 2020, the Company did not issue any stock for services.

Stock Issued for Settlement

During the year ended September 30, 2018, the Company issued 50,000 shares of common stock with a fair value of $81,000 to settle a legal matter by two shareholders who claimed they were entitled to 125,000 shares of common stock because of funds allegedly paid to the Company and promises allegedly made by the Company. The Company denied these allegations and settled the matter for 50,000 shares of common stock.

Other

On September 26, 2017, the Company issued a convertible note payable to FirstFire Global Opportunities Fund, LLC (“FirstFire”) in the principal amount of $330,000, which included an original issue discount of $30,000. The Company incurred $8,500 in debt issuance costs. The note accrued interest at 5% per annum and was to mature on March 26, 2018. The note was convertible at $2.00 per share, subject to adjustment due to ratchet or down round protection, among other adjustments. The Company also issued 50,000 shares of its common stock, as well as warrants to purchase an additional 165,000 shares of common stock at $4.50 per share with a term of two years. The note was amended on December 20, 2017, which reduced the conversion price of the note from $2.00 to $1.00 per share and the exercise price of the warrants from $4.50 to $2.00. The amendment also required the Company to issue an additional 87,500 shares of common stock to FirstFire. The Company also received the right to prepay the convertible note at any time from the 151st through the 180th day following September 26, 2017, then the Company could repay FirstFire at 130% multiplied by the outstanding principal amount plus accrued and unpaid interest.

On March 21, 2018, the Company entered into a settlement agreement with FirstFire, under which FirstFire converted $77,500 of the note payable into 50,000 shares of common stock, and the Company paid $350,000 to satisfy the convertible note payable in full.

On December 14, 2017, the Company issued a convertible note payable to Peak One Opportunity Fund LP (“Peak One”) with a principal amount of $300,000. The Company incurred $27,400 in debt issuance costs. The note was to mature on December 14, 2020. The note was convertible at $1.00 per share. The Company also issued 275,000 shares of its common stock, as well as warrants to purchase an additional 75,000 shares of common stock at $2.00 per share with a term of five years at the time of note issuance.

II-4

On April 30, 2018, the Company settled the Peak One note for $375,000 and issued 71,429 shares of common stock.

* * * * * * *

To the extent such issuances and grants described above are deemed “sold or offered” (and not issued under a no-sale theory), we claim an exemption from registration pursuant to Section 4(a)(2), Rule 506 of Regulation D and/or Regulation S of the Securities Act, since the foregoing issuances and grants did not involve a public offering, the recipients took the securities for investment and not resale, we took take appropriate measures to restrict transfer, and the recipients were (a) “accredited investors”; (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act; (c) were non U.S. persons; and/or (d) were officers or directors of the Company. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

We claim an exemption from registration afforded by Section 3(a)(9) of the Securities Act, for the above exchanges/settlements, as the securities were exchanged by the Company with its existing security holders exclusively in transactions where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 16. Exhibits.

(a) Exhibits Pursuant to Item 601 of Reg S-K

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date

3.1*	Articles of Incorporation of Cipherloc Corporation as amended
3.2	Certificate of Incorporation of Cipherloc Corporation (a Delaware Corporation)	8-K	000-28745	3.1	9/30/2021
3.3	Amended and Restated Bylaws of Cipherloc Corporation	8-K	000-28745	3.2	9/30/2021
3.4	Agreement and Plan of Merger dated as of September 13, 2021, by and between Cipherloc Corporation (a Texas corporation) and Cipherloc Corporation (a Delaware corporation)	8-K	000-28745	2.1	9/17/2021
3.5	Texas Certificate of Merger, filed on September 16, 2021	8-K	000-28745	3.1	9/17/2021

II-5

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
3.6	Delaware Certificate of Merger, filed on September 16, 2021	8-K	000-28745	3.2	9/17/2021
4.1	Form of Common Stock Purchase Warrant of Cipherloc Corporation issued in March 2021 Private Offering	8-K	000-28745	4.1	4/8/2021
4.2	Form of Purchase Warrant Issued to Placement Agent and its Assigns dated April 16, 2021	8-K	000-28745	4.2	4/21/2021
4.3	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934	10-K	000-28745	4.1	12/29/2020
5.1*	Opinion of Sheppard Mullin Richter & Hampton LLP
10.1**	2019 Stock Incentive Plan Effective as of August 8, 2019	8-K	000-28745	10.1	8/12/2019
10.2	Settlement Agreement, effective January 15, 2021, between CipherLoc Corporation, the Carmel Trust, the Carmel Trust II, James LaGanke, individually and as the Trustee of both the Trust and Trust II	8-K	000-28745	10.1	1/20/2021

II-6

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
10.3**	Executive Agreement dated October 19, 2020 between Cipherloc Corporation and David Chasteen	8-K	000-28745	10.1	10/23/2020
10.4**	Offer Letter, dated October 29, 2020, between Cipherloc Corporation and David Chasteen	8-K	000-28745	10.2	1/20/2020
10.5	Amendment Agreement, dated September 30, 2020, by and between the Company and Manchester Explorer, LP	8-K	000-28745	10.1	10/2/2020
10.6	Amendment Agreement, dated September 30, 2020, by and between the Company and JEB Partners, LP	8-K	000-28745	10.2	10/2/2020
10.7	Amendment Agreement, dated September 30, 2020, by and between the Company and James Besser	8-K	000-28745	10.3	10/2/2020
10.8	$365,430 Promissory Note, dated April 12, 2020 between Cipherloc Corporation and Texas Capital Bank, N.A.	8-K	000-28745	99.1	4/27/2020
10.9**	Executive Transition and Release Agreement by and between the Company and Andrew Borene, dated March 28, 2020	8-K	000-28745	10.1	3/31/2020
10.10	Lease termination Agreement for property located on Butherus Drive in Scottsdale, AZ with an effective date of March 1, 2019	8-K	000-28745	10.34	3/1/2019
10.11	Lease Reduction Agreement for property located in Buda, TX with an effective date of February 1, 2019	8-K	000-28745	10.35	3/1/2019
10.12	Marketing Consulting Services Agreement was executed by the Registrant on March 29, 2019	8-K	000-28745	10.34	4/2/2019
10.13	Operating Agreement with Ageos, LLC effective April 24, 2019 and incorporated by reference to the Registrant’s Form 8-k filed on April 30, 2019	8-K	000-28745	10.38	4/30/2019
10.14	Reseller Agreement with Quality Health Care International, LLC and Promissory Note dated May 30, 2019 and attached hereto	10-Q	000-28745	10.40	6/5/2019
10.15	Form of Securities Purchase Agreement dated March 31, 2021, by and between Cipherloc Corporation, and each of the purchasers party thereto	8-K	000-28745	10.1	4/8/2021
10.16	Form of Registration Rights Agreement dated March 31, 2021, by and between Cipherloc Corporation, and each of the purchasers party thereto	8-K	000-28745	10.2	4/8/2021

II-7

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
10.17**	Form of Lock-Up Agreement (March 2021 Offering)	8-K	000-28745	10.3	4/8/2021
10.18	Placement Agent Agreement dated January 11, 2021, by and between Cipherloc Corporation and Paulson Investment Company, LLC	8-K	000-28745	10.4	4/8/2021
10.19	Indemnification Agreement dated February 22, 2021, by and between Cipherloc Corporation and Paulson Investment Company, LLC	8-K	000-28745	10.5	4/8/2021
10.20£*	March 6, 2020, Technology Partnership and Authorized Reseller Licensing Agreement between Cipherloc Corporation and ECS Federal, LLC
10.21£*	August 13, 2020, Authorized Reseller / Developer Agreement between Cipherloc Corporation and Arnhouse Digital Devices
14.1**	Code of Ethics for Directors Officers and Employees of Cipherloc and its Affiliates, dated August 8, 2019	8-K	000-28745	14.1	8/12/2019
23.1*	Consent of Briggs & Veselka Co. Independent Registered Public Accounting Firm
23.2*	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document

*	Filed herewith.

**	Indicates management contract or compensatory plan or arrangement.

£ Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

II-8

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective amendment to its registration statement on form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Austin, State of Texas on the 9th day of November 2021.

CIPHERLOC CORPORATION

/s/ David Chasteen
By:	David Chasteen, Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Chasteen	Chief Executive Officer and Director	November 9, 2021
David Chasteen	(Principal Executive Officer)

/s/ Ryan Polk	Chief Financial Officer	November 9, 2021
Ryan Polk	(Principal Financial and Accounting Officer)

/s/ Tom Wilkinson	Chairman of the Board of Directors	November 9, 2021
Tom Wilkinson

/s/ Anthony Ambrose	Director	November 9, 2021
Anthony Ambrose

/s/ Sammy Davis	Director	November 9, 2021
Sammy Davis DrPH

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